UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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LOWE’S COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOWE’S COMPANIES, INC.

Notice of

Annual Meeting

and

Proxy Statement

2014

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
LOWE’S COMPANIES, INC.

April 14, 2014

Dear Shareholder:

On behalf of the Board of Directors and the management of Lowe’s Companies, Inc., it is my pleasure to invite you to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 30, 2014 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. Directions to the Ballantyne Hotel are printed on the back of this Proxy Statement. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we are pleased to again be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2013 Annual Report to Shareholders. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2013 Annual Report and a form of proxy card or voting instruction form. All shareholders who do not receive a Notice of Internet Availability, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the Annual Meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available as soon as practicable after the meeting concludes and will continue to be available for two weeks after the meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible to ensure your representation at the meeting. The Proxy Statement explains more about voting. Please read it carefully.

Yours cordially,

Robert A. Niblock

Chairman of the Board, President

and Chief Executive Officer

Notice of 2014 Annual Meeting of Shareholders of Lowe’s Companies, Inc.

Time and Date:	10:00 a.m., Eastern Time, on Friday, May 30, 2014

Place:	Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

Purpose:

1. To elect 11 directors for one-year terms;

2. To approve the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended and restated effective March 21, 2014;

3. To approve, on an advisory basis, the compensation paid to the Company’s executive officers in fiscal 2013;

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014;

5. To consider and vote upon a shareholder proposal, if properly presented; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only shareholders of record as of the close of business on March 28, 2014 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Attending in Person:

Only shareholders of record as of the close of business on March 28, 2014, their properly designated proxies and guests of the Company may attend the Annual Meeting. See “Attending In Person” on page 4 of the Proxy Statement for important information about requirements for admittance and certain items, such as large bags and briefcases, and electronic devices, including mobile phones, cameras and recording devices, that you will not be allowed to bring into the Annual Meeting site.

Voting:

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

Gaither M. Keener, Jr.

Chief Legal Officer,

Chief Compliance Officer & Secretary

April 14, 2014

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 30, 2014.

The Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report to Shareholders

are available at www.proxyvote.com.

Lowe’s Companies, Inc.

Proxy Statement

for

2014 Annual Meeting of Shareholders

May 30, 2014

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) of proxies to be voted at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 30, 2014 at the Ballantyne Hotel located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC rules”), instead of mailing a paper copy of its proxy materials to each shareholder, the Company is furnishing proxy materials to most of its shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper or e-mail copy of the Company’s proxy materials, you should follow the instructions in the Notice for requesting a copy.

On or about April 14, 2014, the Company will begin mailing to its shareholders the Proxy Statement, the accompanying proxy card or voting instruction form and the 2013 Annual Report to Shareholders, or a Notice of Internet Availability of Proxy Materials, as applicable.

Who May Vote

The Board has set March 28, 2014 as the record date. As of the record date, 1,018,776,409 shares of common stock, $0.50 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter presented at the Annual Meeting.

How To Vote

You may vote by proxy or in person at the Annual Meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares. You may also request a paper or e-mail copy of the Company’s proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. This means you authorize Gaither M. Keener, Jr. and Robert F. Hull, Jr. (members of Lowe’s management and shareholders of the Company) as proxyholders to vote your shares at the Annual Meeting in the manner you direct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions. If you do not specify how you wish the proxyholders to vote your shares, then they will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the meeting.

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple copies of this Proxy Statement, multiple proxy cards or voting instruction forms and multiple copies of the 2013 Annual Report to Shareholders, depending on how you hold your shares. For example, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold your shares. To vote all of your shares, you must vote separately as described above under “How to Vote” for each Notice, proxy card and/or voting instruction form or e-mail notification that you receive.

Quorum

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the votes entitled to be cast, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Revoking Your Proxy or Changing Your Vote

If you are a shareholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to Lowe’s Companies, Inc. c/o Secretary at 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117; (ii) delivering a proxy bearing a later date using any of the voting methods described above under “How to Vote,” including by phone or via the Internet, and until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

If you hold your shares through an account with a bank, broker or similar organization, you may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

Votes Needed

Election of Directors.    In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting in person or by proxy, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Other Proposals.    Approval of the other proposals and any other matter properly brought before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy. The result of the vote on the proposal to approve the Company’s executive compensation will not be binding on the Company or the Board of Directors. The Board of Directors will review the voting result and take it into consideration when making future decisions regarding executive compensation.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a brokerage firm or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the New York Stock Exchange rules and regulations (the “NYSE rules”), the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the proposal to approve the Company’s amended and restated 2006 Long Term Incentive Plan, the proposal to approve, on an advisory basis, the Company’s executive compensation and the shareholder proposal are “non-routine” matters under the NYSE rules, which means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal One, the election of directors, only “for” and “withhold” votes may be cast, and abstentions and broker “non-votes” will have no effect on the outcome of this proposal. With respect to Proposals Two, Three, Four and Five, the approval of the Company’s amended and restated 2006 Long Term Incentive Plan, the approval, on an advisory basis, of the Company’s executive compensation, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and the shareholder proposal, abstentions and broker “non-votes” will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Board’s Voting Recommendations

The Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the approval of the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended and restated effective March 21, 2014;

•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014; and

•	“AGAINST” the shareholder proposal regarding report on impact of sustainability policy.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting and publish final voting results in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2014 or in a Current

Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the completion of the Annual Meeting.

Attending In Person

Only shareholders of record as of the close of business on March 28, 2014, their properly designated proxies and guests of the Company may attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold your shares through a bank, broker or similar organization, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2014. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

For your safety and security, Lowe’s will not allow any large bags, briefcases, packages or backpacks into the Annual Meeting site. All bags will be subject to search. Lowe’s will also not allow electronic devices into the Annual Meeting. These include, but are not limited to, mobile phones, cameras, audio and video recorders, laptops and tablets. Lowe’s encourages you to leave any such items at home or in your car. Lowe’s will not be responsible for any items checked at the door.

Conduct of the Meeting

Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing shareholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct. In his discretion, the Chairman may also appoint the Company’s Secretary or another officer of the Company as parliamentarian to rule on all questions of procedure at the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors is currently fixed at 12. Peter C. Browning, who reached the Board’s mandatory retirement age of 72 during his current term, is retiring as a director immediately before the Annual Meeting and is not standing for reelection. Accordingly, effective on the date of the Annual Meeting, the size of the Board will be reduced to 11 members. On the recommendation of the Governance Committee, the Board has nominated the 11 persons named below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2015 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors. Except for Angela F. Braly who was appointed to the Board in November 2013, all of the nominees were elected to the Board at the 2013 Annual Meeting of Shareholders. The Governance Committee recommended Ms. Braly for appointment to the Board of Directors in November 2013 after conducting a careful review of the composition of the Board and taking into account the assessment and recommendations of an independent search firm engaged by the Company that identified her as a potential candidate for service on the Board after conducting an extensive search process to identify persons from a diverse range of backgrounds with the requisite experience, qualifications, attributes and skills to become effective Board members.

The Board of Directors recommends a vote “FOR” each of the 11 nominees listed below. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR” each of the 11 nominees. Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxyholders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 11 nominees named in this Proxy Statement.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,

ATTRIBUTES AND SKILLS OF THE NOMINEES

RAUL ALVAREZ	Director Since: 2010 Age: 58

Mr. Alvarez is the Executive Chairman of the board of Skylark Co., Ltd., a privately-held Japanese holding company operating more than 3,000 restaurants. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation, which franchises and operates McDonald’s restaurants in the global restaurant industry, from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as both a Corporate Vice President and as Division Vice President—Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions, including Managing Director of Burger King Spain, President of Burger King Canada and Regional Vice President for Florida Region. Mr. Alvarez currently serves on the boards of directors of Dunkin’ Brands Group, Inc., Eli Lilly and Company and Realogy Holdings Corp. Mr. Alvarez was a director of McDonald’s Corporation and KeyCorp until 2009. He was also a member of the board of directors of the National Retail Federation Inc., the world’s largest retail trade association, until 2010.

Experience, Qualifications, Attributes and Skills.    Mr. Alvarez brings to the Board over 30 years of experience in the retail industry. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning. His background in these areas, along with his international perspective, is highly valuable to the Board as it continues to focus on the Company’s global expansion.

DAVID W. BERNAUER	Director Since: 2007 Age: 70

Mr. Bernauer, who has served as Lead Director of Lowe’s since May 2010, served as the Non-Executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain with approximately 8,500 locations in 50 states, the District of Columbia, Guam and Puerto Rico, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as Executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens and in various management positions, with increasing areas of responsibility, since joining Walgreens in 1966. Mr. Bernauer currently serves on the board of directors of NBTY, Inc., and was a director of Office Depot, Inc. until 2011.

Experience, Qualifications, Attributes and Skills.    In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing an expanding store base, store operations, marketing, merchandising, finance and information technology.

LEONARD L. BERRY, PH.D.	Director Since: 1998 Age: 71

Dr. Berry is a University Distinguished Professor of Marketing, Regents Professor and Presidential Professor for Teaching Excellence and holds the M.B. Zale Chair in Retailing and Marketing Leadership in the Mays Business School at Texas A&M University. Dr. Berry has been a Professor of Marketing at Texas A&M University since 1982. He is also the founder of the Center for Retailing Studies at Texas A&M University. An accomplished author, he has published numerous articles and a series of books on service management, marketing and quality. Dr. Berry currently serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Experience, Qualifications, Attributes and Skills.    Dr. Berry’s extensive academic background in teaching and conducting research in marketing is a valuable asset to Lowe’s Board in support of understanding customer expectations, improving service quality and building a strong services brand for Lowe’s.

ANGELA F. BRALY	Director Since: 2013 Age: 52

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc., a health benefits company. She served as Chair of the Board from March 2010 until August 2012 and President and Chief Executive Officer from June 2007 through August 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly currently serves on the board of directors of The Procter & Gamble Company. She was a director of WellPoint, Inc. until 2012.

Experience, Qualifications, Attributes and Skills.    As Chair and Chief Executive Officer of a publicly traded company, Ms. Braly developed strong executive leadership and strategic management skills. Ms. Braly also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, communications and public relations.

RICHARD W. DREILING	Director Since: 2012 Age: 60

Mr. Dreiling has served as Chief Executive Officer of Dollar General Corporation, the nation’s largest small-box discount retailer, since January 2008, and Chairman of the board, since December 2008. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of the board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President—Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President—Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is also Chairman and a member of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, Virginia for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Experience, Qualifications, Attributes and Skills.    Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels. Mr. Dreiling provides a unique perspective regarding the retail industry as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies.

DAWN E. HUDSON	Director Since: 2001 Age: 56

Ms. Hudson is Vice Chairman and Head of Consumer Practice of The Parthenon Group, an advisory firm focused on business strategy consulting. Ms. Hudson was the President and Chief Executive Officer of Pepsi-Cola North America, the refreshment beverage unit of PepsiCo, Inc. in the United States and Canada, until November 2007, where she served as President from May 2002 and Chief Executive Officer from March 2005. She also served as Chief Executive Officer of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson spent 13 years in the marketing, advertising and branding strategy arena with leadership positions at major agencies such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of The Interpublic Group of Companies, Inc. and NVIDIA Corporation. She was a director of P.F. Chang’s China Bistro, Inc. and Allergan, Inc. until 2012 and March 2014, respectively. Ms. Hudson was also Chairman of the board of directors of the Ladies Professional Golf Association (LPGA) until 2010.

Experience, Qualifications, Attributes and Skills.    Ms. Hudson brings to Lowe’s Board extensive experience in executive leadership spanning consumer goods, foodservice and communication companies. In addition, as a former marketing executive, Ms. Hudson brings to Lowe’s Board valuable expertise and insights in leveraging national brands, proprietary brand development and consumer behavior. Ms. Hudson also has broad governance experience gained through serving as a director of public companies for more than 10 years.

ROBERT L. JOHNSON	Director Since: 2005 Age: 68

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Bobcats), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home and Strayer Education, Inc.

Experience, Qualifications, Attributes and Skills.    As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

MARSHALL O. LARSEN	Director Since: 2004 Age: 65

Mr. Larsen retired in July 2012 as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen had served as Chairman of

Goodrich since October 2003 and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Executive Vice President and President and Chief Operating Officer of the Aerospace division of Goodrich from 1995 to 2002. He currently serves on the boards of directors of Becton, Dickinson and Company, United Technologies Corporation and the Federal Reserve Bank of Richmond.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for nine years, Mr. Larsen developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

RICHARD K. LOCHRIDGE	Director Since: 1998 Age: 70

Mr. Lochridge is the founder and served as President of Lochridge & Company, Inc., a general management consulting firm, from 1986 until his retirement in September 2010. He currently serves on the boards of directors of Dover Corporation and PetSmart, Inc.

Experience, Qualifications, Attributes and Skills.    Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

ROBERT A. NIBLOCK	Director Since: 2004 Age: 51

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., since January 2005. In May 2011, he reassumed the title of President, after having served in that role from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President — Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young LLP. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock is also Secretary and has been a member, since 2003, and previously served as Chairman of the board of directors, of the Retail Industry Leaders Association (RILA).

Experience, Qualifications, Attributes and Skills.    During his 21-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

ERIC C. WISEMAN	Director Since: 2011 Age: 58

Mr. Wiseman has served as Chairman of V.F. Corporation, an apparel company, since August 2008, as Chief Executive Officer since January 2008, and as President since March 2006. Prior to that, he served as Chief Operating Officer of V.F. from March 2006 to January 2008. Mr. Wiseman joined V.F. in 1995 and has held a variety of leadership positions during his tenure with the company, including Executive Vice President, Global Brands and Vice President and Chairman, Sportswear and Outdoor Coalitions. Mr. Wiseman currently serves on the board of directors of CIGNA Corporation. Mr. Wiseman is also Treasurer and a member of the board of directors of the Retail Industry Leaders Association (RILA), and Chairman and a member of the Board of Visitors of the School of Business at Wake Forest University.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for more than five years, Mr. Wiseman has developed strong executive leadership and strategic management skills. Mr. Wiseman also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with the Company’s long-standing policy, a majority of the members of the Board must qualify as independent directors. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

In March 2013, the Board, with the assistance of the Governance Committee, evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	Raul Alvarez is a director and a less than 1% shareholder of Realogy Holdings Corp., which provides certain real estate services to Lowe’s.

•	David W. Bernauer was a director until April 2011 and is a less than 1% shareholder of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Angela F. Braly is a director and a less than 1% shareholder of The Procter & Gamble Company, which is a vendor to Lowe’s for various products.

•

Robert L. Johnson controlled and was an officer of the organization that owns the Charlotte Bobcats NBA team until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. Mr. Johnson retains a minority interest in, but is no longer an officer of, the organization that owns the Charlotte Bobcats. The Company has a multi-year sponsorship agreement with the team that provides marketing and advertising benefits for the Company. Mr. Johnson was a controlling shareholder of OppsPlace, an online jobs site targeting minority professionals and business owners, of which the Company was, until that organization’s operations were discontinued in 2013, a subscriber.

•	Marshall O. Larsen is a director and a less than 1% shareholder of United Technologies Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products and services.

•	Richard K. Lochridge is a director and a less than 1% shareholder of Dover Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products.

•

Eric C. Wiseman is Chairman, President and Chief Executive Officer and a less than 1% shareholder of V.F. Corporation, which, through a subsidiary, VF Imagewear, Inc., is a vendor to Lowe’s for branded apparel. Mr. Wiseman is also a director and a less than 1% shareholder of CIGNA Corporation, which, through several subsidiaries, provides certain services to Lowe’s related to its health and welfare benefit plans.

In addition, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board affirmatively determined that each director, other than Robert A. Niblock, and all of the members of the Audit Committee, Compensation Committee and Governance Committee, are “independent” within the Company’s Categorical Standards, the NYSE rules and the SEC rules.

Compensation of Directors

Annual Retainer Fees.    Directors who are not employed by the Company are paid an annual retainer of $80,000, and non-employee directors who serve as Chairman of the Governance Committee receive an additional $15,000 annually, or $20,000 annually in the case of the Compensation Committee Chairman, or $25,000 annually in the case of the Audit Committee Chairman. The Lead Director receives an additional retainer of $25,000 per year. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2011.

Stock Awards.    In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $150,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. In May 2009, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated LTIP, the Board is continuing to grant deferred stock units following the Annual Meeting each year to non-employee directors. The annual grant is determined as it was previously under the Directors’ Plan, subject to change by the Board upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees.    In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table shows the compensation paid to each non-employee director who served on the Board in fiscal 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	$98,750	$151,596	$250,346
David W. Bernauer	$120,000	$151,596	$271,596
Leonard L. Berry	$80,000	$151,596	$231,596
Angela F. Braly(2)	$20,000	0	$20,000
Peter C. Browning	$92,500	$151,596	$244,096
Richard W. Dreiling	$80,000	$151,596	$231,596
Dawn E. Hudson	$80,000	$151,596	$231,596
Robert L. Johnson	$80,000	$151,596	$231,596
Marshall O. Larsen	$98,750	$151,596	$250,346
Richard K. Lochridge	$80,000	$151,596	$231,596
Eric C. Wiseman	$80,000	$151,596	$231,596

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718) for 3,600 deferred stock units granted to each director in fiscal 2013. See Note 10, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 31, 2014 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. As of January 31, 2014, each non-employee director, with the exception of Messrs. Alvarez, Bernauer, Dreiling and Wiseman and Ms. Braly, held 43,978 deferred stock units. As of January 31, 2014, Mr. Alvarez (who was first elected a director on August 20, 2010) held 15,272 deferred stock units, Mr. Bernauer (who was first elected a director on May 25, 2007) held 36,294 deferred stock units, Mr. Dreiling (who was first elected a director on January 27, 2012) and Mr. Wiseman (who was first elected a director on November 11, 2011) each held 9,177 deferred stock units and Ms. Braly (who was first elected a director on November 15, 2013) did not hold any deferred stock units.

(2)	Ms. Braly was appointed to the Board on November 15, 2013.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Company stock, non-employee directors are required to own shares of Lowe’s Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units are counted for purposes of determining a director’s compliance with the stock ownership requirement.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.    During fiscal 2013, the Board of Directors held six meetings. All incumbent directors attended 75% or more of the aggregate of all meetings of the Board and the committees on which they served.

Board Leadership Structure.    Robert A. Niblock currently holds the positions of Chairman of the Board, President and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company provide that if the Board determines the roles of Chief Executive Officer and Chairman shall not be separate, a Lead Director, who will be an independent director, will be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. In May 2013, the Board reappointed David W. Bernauer to serve as Lead Director of the Company. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

In addition, the Corporate Governance Guidelines of the Company provide that the Board will remain free to make a determination regarding whether the roles of Chairman and Chief Executive Officer should be separated or combined on the basis of criteria that the Board believes are in the best interests of the Company and in the manner it judges most appropriate for the Company at any given point in time. As part of this process, the Board periodically considers whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given point in time. Given the existence of an independent Lead Director and the scope of the Lead Director’s responsibilities, as well as Lowe’s overall governance profile, the Board has determined the roles of the Chairman and Chief Executive Officer shall not be separated.

The Board believes that the Company’s current leadership structure with the combined Chairman/Chief Executive Officer leadership role promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.    Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Chief Risk

Officer, who reports directly to the Chairman, President and Chief Executive Officer, is responsible for implementing the Company’s ERM processes. During the Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Chief Risk Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, the Chairman, President and Chief Executive Officer addresses as necessary at the regularly scheduled Board meetings matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s independent compensation consultant annually provides the Compensation Committee with an audit and analysis of the risk associated with the Company’s executive compensation programs.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and Chief Executive Officer. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman, President and Chief Executive Officer, is better able to bring key strategic and business issues and risks to the Board’s attention than would a Non-Executive Chairman of the Board. The role of the Board’s Audit Committee, which consists of fully independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Lead Director presides over these executive sessions, and, in the Lead Director’s absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.    Directors are expected to attend the Annual Meeting of Shareholders. With the exception of Peter C. Browning, all 11 of the Company’s directors in office at the time attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors and their Charters.    The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these Committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on the Company’s website at www.Lowes.com/investor.

How to Communicate with the Board of Directors and Independent Directors.    Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group may do so by sending a written communication addressed to David W. Bernauer, as Lead Director, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the Lead Director or to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Six

Members:	Raul Alvarez (Chairman), David W. Bernauer, Leonard L. Berry, Angela F. Braly, Peter C. Browning and Richard W. Dreiling

Number of Meetings in Fiscal 2013:	Six

Purpose and Functions:

The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) the Company’s legal and regulatory compliance, (C) the Company’s independent registered public accounting firm’s qualifications and independence, (D) the performance of the Company’s internal audit function and independent registered public accounting firm and (E) compliance by the Company with its established internal controls. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly and solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws and all other engagements permissible under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under the NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Raul Alvarez, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee has also been determined to be “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, the Categorical Standards and the NYSE rules. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Dawn E. Hudson, Robert L. Johnson, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal 2013:	Four

Purpose and Functions:

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation for the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation for all other executive officers of the Company, and reviews and approves all annual incentive plans for executives and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Committee also makes recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval.

The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive officer compensation. Pursuant to this authority and after taking into consideration all factors relevant to such firm’s independence from management, including, but not limited to, the specific factors set forth in the applicable NYSE rules, the Committee engaged Farient Advisors LLC as its independent compensation consultant for 2013.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee has been determined to be “independent” in accordance with the requirements of Rule 10C-1(b) of the Exchange Act, within the meaning of the Categorical Standards and in accordance with the NYSE rules.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), Raul Alvarez, David W. Bernauer and Marshall O. Larsen

Number of Meetings in Fiscal 2013:	Three

Purpose and Functions:

The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Company’s Amended and Restated Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is responsible for considering at least annually succession planning for the Chairman and Chief Executive Officer and for providing a report on such succession planning to the Governance Committee on a regular basis. The Executive Committee is also given the responsibility under the Company’s Corporate Governance Guidelines for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Eleven

Members:

David W. Bernauer (Chairman), Raul Alvarez, Leonard L. Berry, Angela F. Braly, Peter C. Browning, Richard W. Dreiling, Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal 2013:	Five

Purpose and Functions:

The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board and management of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of potential candidates for the Board and its committees, (2) screening and reviewing recommendations for nominees to the Board, (3) recommending to the Board the nominees for directors to be appointed by the Board to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in its annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2015 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board of Directors. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s notice must include certain information about the nominee and the shareholder submitting the nomination, including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares or other securities of the Company which are owned of record or beneficially by the nominee and any derivative positions held of record or beneficially by the nominee related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee with respect to the Company’s shares or other securities and (ii) with respect to the shareholder submitting the nomination, the name and address, as they appear on the Company’s books, of that shareholder and any Shareholder Associated Person (as defined in the Company’s Amended and Restated Bylaws, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K) and the number of shares or other securities of the Company which are owned of record or beneficially by that shareholder or by any Shareholder Associated Person and any derivative positions held of record or beneficially by the shareholder or by any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, that shareholder or any Shareholder Associated Person with respect to the Company’s shares or other securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

The Governance Committee is committed to having individuals from diverse backgrounds (inclusive of gender and race) with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and reelection to the Board, the Governance Committee considers persons from diverse backgrounds (inclusive of gender and race), with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

•	broad training and experience in policy-making decisions in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other directors;

•	willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or reelection to the Board each year, the Governance Committee reviews the composition of the Board, including the diversity (inclusive of gender and race), perspectives, professional experiences, education, skills and qualifications of its members.

The Governance Committee oversees the process by which the Board annually evaluates its performance. This process is multi-faceted and includes gathering and analyzing data to evaluate the performance of the Board, the committees of the Board and individual directors. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board in which the director completing the evaluation is a member. A third party collects these peer evaluations and, working through the Chairman of the Governance Committee, provides each director with a summary of the results. The Committee’s goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Under the Company’s written policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the SEC rules for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee has been determined to be “independent” within the meaning of the Categorical Standards and the NYSE rules. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of Common Stock as of March 28, 2014, except as otherwise noted, by each person that owned more than 5% of outstanding shares of Common Stock as of such date as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Name or Number of Persons in Group	Number of Shares (#)(1)		Percent of Class
Raul Alvarez	15,330		*
Maureen K. Ausura	246,124		*
David W. Bernauer	46,431		*
Leonard L. Berry	70,610		*
Angela F. Braly	0		–
Gregory M. Bridgeford	920,399		*
Peter C. Browning	44,144		*
Rick D. Damron	207,909		*
Richard W. Dreiling	9,212		*
Dawn E. Hudson	44,144		*
Robert F. Hull, Jr.	542,610		*
Robert L. Johnson	44,144		*
Marshall O. Larsen	46,144		*
Richard K. Lochridge	44,144		*
Robert A. Niblock	2,028,461		*
Eric C. Wiseman	9,212		*
Directors and Executive Officers as a Group (19 total)	4,575,699		*
BlackRock, Inc.	62,269,983	(2)	6.1%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.	58,039,223	(3)	5.7%
100 Vanguard Boulevard
Malvern, PA 19355
Wellington Management Company, LLP	60,211,766	(4)	5.9%
280 Congress Street
Boston, MA 02210

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Alvarez 15,330 shares; Ms. Ausura 143,000 shares; Mr. Bernauer 36,431 shares; Dr. Berry 44,144 shares; Mr. Bridgeford 441,667 shares; Mr. Browning 44,144 shares; Mr. Damron 39,000 shares; Mr. Dreiling 9,212 shares; Ms. Hudson 44,144 shares; Mr. Hull 334,001 shares; Mr. Johnson 44,144 shares; Mr. Larsen 44,144 shares; Mr. Lochridge 44,144 shares; Mr. Niblock 1,320,000 shares; Mr. Wiseman 9,212 shares; and all directors and executive officers as a group 2,685,050 shares.

(2)

Shares held at December 31, 2013, according to a Schedule 13G/A filed on February 10, 2014 with the SEC. BlackRock, Inc. reported that it may be deemed to beneficially own 62,269,983 shares of the Company, with sole dispositive power over all of the shares and sole voting power as to 48,446,056 shares.

(3)

Shares held at December 31, 2013, according to a Schedule 13G/A filed on February 12, 2014 with the SEC. The Vanguard Group, Inc. reported that it may be deemed to beneficially own 58,039,223 shares of the Company, with sole voting power as to 1,719,135 shares, sole dispositive power as to 56,432,564 shares and shared dispositive power as to 1,606,659 shares.

(4)	Shares held at December 31, 2013, according to a Schedule 13G/A filed on February 14, 2014 with the SEC. Wellington Management Company, LLP (“Wellington Management”) reported that, in its capacity as investment adviser, it may be deemed to beneficially own 60,211,766 shares of the Company, with shared dispositive power over all of the shares and shared voting power as to 25,117,232 shares. The securities are owned of record by clients of Wellington Management, which have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal 2013, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal 2013, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal 2013 and prior fiscal years.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a thorough description and analysis of the Company’s executive compensation program. The Compensation Committee of the Board of Directors (the “Committee”) administers the program for all executive officers of the Company, including the executive officers named in the compensation disclosure tables that follow this Compensation Discussion and Analysis.

This section is organized as follows:

2013 Overview

Lowe’s sales performance improved during 2013 as a result of the Company’s focus on cross functional collaboration and consistent execution, along with delivering on its strategic initiatives which allowed the Company to more fully capitalize on market demand.

As of the end of fiscal 2013, Lowe’s substantially completed its initiatives to enhance retail relevance which includes the Company’s value improvement program, product differentiation and store labor investment. Value improvement has enhanced the Company’s line designs making them more relevant to each of the markets it serves, resulting in better in-stock positions and simplifying the Company’s deal structures allowing it to offer competitive prices every day.

Product differentiation has driven excitement in the Company’s stores through better display techniques. Lowe’s revised its end cap strategy which allowed the Company to showcase highly innovative products and significant values. Lowe’s also revamped promotional spaces to better promote seasonally relevant, high value items to drive sales and improve the shopping experience.

During 2013, the Company also identified an opportunity to better serve customers and close more sales during peak weekday hours by increasing the assistance available to customers in its shopping aisles.

These efforts helped produce comparable sales for fiscal 2013 of 4.8%. In addition, during 2013, Lowe’s shareholders enjoyed a 20% increase in the market value of the Company’s Common Stock and a 12.9% increase in dividends per share paid to shareholders. As a result of Lowe’s strong financial position and positive cash flows, the Company delivered on its commitment to return excess cash to shareholders. During 2013, Lowe’s repurchased 86.7 million shares of stock for $3.7 billion and paid $377 million in dividends.

The Committee did not make any material changes to the design of the executive compensation plans in 2013, because the plans operated consistently with their pay for performance philosophy. However, the Committee did approve a change in the timing of the annual time-vested restricted stock awards and non-qualified stock options from March to September each year, to better align with the Company’s management talent review process. In recognition that the change would delay the equity grant to all participants, the Committee approved a special one-time grant of time-vested restricted stock, with a value equal to one-half of the annual long-term incentive value for each participant, including the named executive officers. The restricted stock vests on the third anniversary of the grant date. Annual performance-based share units continue to be granted in the first quarter of the fiscal year.

The Company delivered very solid performance during the fiscal year, exceeding the target levels established by the Committee, and the resulting annual incentives earned by the executive officers for 2013 were in line with these results. The value realized by the executive officers from the restricted share and non-qualified stock option awards granted to them on March 1, 2010 which vested in 2013 exceeded their target date award values due to the Company’s 23.6% annualized total shareholder return during the three-year performance period. The performance share units granted on March 1, 2011 were forfeited on March 1, 2014 when the threshold average return on non-cash average assets and improvement in brand strength performance levels required for vesting of the performance share units were not achieved by the end of the three-year performance period.

2013 Say-on-Pay Advisory Vote

Approximately 95% of the shares voted at the 2013 Annual Meeting of Shareholders on a proposal to approve the Company’s executive compensation program (the “say-on-pay vote”) were cast in favor of the proposal. The 95% approval rate was approximately the same percentage of shares voted in favor of the say-on-pay vote at the 2012 and 2011 Annual Meetings of Shareholders. In view of the sustained strong shareholder support of the Company’s executive compensation, the Committee maintained the principal features and performance-based elements of the executive compensation program in 2013. For the Annual Meeting, the Company’s shareholders will again have the opportunity to approve the Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal Three in this Proxy Statement. The Company encourages its shareholders to review this section of the Proxy Statement prior to casting their advisory votes on this year’s say-on-pay proposal.

Objectives

The Committee believes the executive compensation program should be based on a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. Therefore, the fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration between all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

Compensation Process

Committee Structure

Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May 2009, is an independent, non-employee director, but he is not considered an “outside director” under Section 162(m) of the Internal Revenue Code due to the sponsorship agreement between the Company and the Charlotte Bobcats NBA team described on page 9. For this reason, Mr. Johnson does not participate in any decisions with respect to performance-based compensation awarded under the Company’s annual or long-term incentive plans.

Compensation Consultant

The Committee has directly engaged and regularly consults with Farient Advisors LLC (“Farient”) as its independent compensation consultant for ongoing executive compensation matters. Farient representatives participate in all Committee meetings. Farient advises the Committee on the design of the Company’s annual and long-term incentive plans including the selection of the performance measures and the setting of performance goals. Farient also helps select the peer group of companies to be used for compensation and performance benchmarking and provides annually a thorough market benchmarking report to the Committee and an assessment of the relationship between Lowe’s Chief Executive Officer pay and performance over the last 10 years. Farient does not provide any services to the Company other than the compensation consulting services provided to the Committee. The Committee has assessed the independence of Farient pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE listing standards) and concluded that no conflict of interest exists that would prevent Farient from independently representing the Committee.

Management Participation

The Committee is supported in its work by the Company’s Human Resource Management executives and supporting team members. The Company’s Chief Human Resources Officer works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation or the compensation of the Chief Executive Officer). The Chief Executive Officer provides input to the Chief Human Resources Officer and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

Annual Calendar

The Committee has adopted the following planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions:

Set-up and Agendas	Fact Gathering, Planning and Decisions		Goal Setting	Pay Reporting
August	November	January/February	February	March

Compensation Strategy and Major Action Items:

— Review regulatory, shareholder and market update and implications for the Company

— Review peer group and screening criteria

— Review program design including pay positioning and pay practices (including performance equity and ownership guidelines)

— Review correlation of pay strategy with business strategy and organizational needs

— Review report on competitive pay and performance analysis

— Review design alternatives for new fiscal year stock awards

— Plan for compliance with regulatory changes

— Conduct compensation risk assessment

— Review Committee charter and self-evaluation

— Make compensation decisions for upcoming fiscal year including base salary adjustments and annual and stock incentive target awards

— Preview incentive plan framework and performance goals for upcoming fiscal year annual and stock incentive awards

— Review pay for performance alignment

			— Approve preceding fiscal year(s) performance and resulting annual and stock award payouts — Approve annual incentive plan performance goals for the new fiscal year	— Approve Committee report to shareholders and Compensation Discussion and Analysis — Approve methodology and performance criteria for fiscal year stock awards

Informational and Routine Action Items:

— Update on achievement of incentive performance goals — Review calendar — Review historical annual incentive payments — Consider plan amendments	— Update on achievement of incentive performance goals — Review compensation tally sheets — Review compensation consultant — Approve stock awards to non-Section 16 participants	— Update on achievement of incentive performance goals — Review Compensation Strategy policy document	— Begin review of Compensation Discussion and Analysis report

— Review stock ownership, transactions and compliance with stock ownership guidelines

— Report on executive physical and tax and financial planning benefit usage

— Review total compensation opportunities for executives

Compensation Benchmarking and Peer Group

Each year, Farient provides the Committee a review and analysis of the comparable companies used for compensation and performance benchmarking. After reviewing Farient’s report and recommendations during 2012, the Committee approved two primary peer groups for the 2013 fiscal year. The first peer group is comprised of a broad group of retail companies with over $16 billion in revenue and the second peer group is comprised of a specific group of retail and customer service companies screened for direct relevance to Lowe’s business. Additionally, pay data is referenced from a broad market survey of general industry (non-financial) companies with over $10 billion in revenue. Farient reviewed market data that is consistent with Lowe’s size and recommended the Committee use the 50th percentile of the data from both groups for compensation benchmarking. The companies in the retail and customer service company group approved by the Committee for 2013 are: Amazon.com, Inc.; Best Buy Co., Inc.; CVS Caremark Corporation; Costco Companies, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kohl’s Corporation; The Kroger Co.; Macy’s, Inc.; Safeway Inc.; Sears Holdings Corporation; Staples, Inc.; SUPERVALU Inc.; Target Corporation; The TJX Companies, Inc.; Walgreen Co.; and Wal-Mart Stores, Inc. The pay for performance analysis beginning on page 30 uses this same group of retail and customer service companies.

Farient presented a thorough compensation benchmarking report based on the two peer groups described above to the Committee at its November 2012 meeting. The report concluded that base salaries for Lowe’s executives, including the Chief Executive Officer, were below median, continuing to reflect the Company’s emphasis on performance-based pay over fixed compensation. The report also concluded that the potential award levels under the Lowe’s annual and long-term incentive plans provided Lowe’s executives the opportunity to earn total direct compensation (i.e., the sum of base salary and annual and long-term incentive awards) that was nearer to the market median. The following chart summarizes the results of the benchmarking report used for the Committee’s 2013 compensation actions and Lowe’s pay positioning versus the market median:

	Base Salary	Short Term Compensation	Target Total Direct Compensation
Chief Executive Officer	-11%	+4%	+4%
All Other Named Executive Officers	-11%	-13%	+4%

Compensation Elements

Base Salary

Base salaries provide a base level of fixed income to the Company’s executive officers. Base salaries are established on the basis of the Committee’s review of a market benchmarking report, the duties and responsibilities of each executive’s position and the performance, qualifications and experience of the executive. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary, and all other elements of compensation, for the Chief Executive Officer are subject to ratification by the independent members of the Board of Directors.

Annual Incentive Awards

Executives have the opportunity to earn annual incentive awards each fiscal year for the achievement of short-term operational and strategic performance goals established by the Committee. The threshold, target and maximum award opportunities are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual amounts awarded are based on the degree of achievement of the performance goals.

Stock Awards

The Committee makes annual stock awards to the executive officers each year. The target values of the awards are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual award value realized by the executives is based on the degree of achievement of performance vesting goals and/or satisfaction of vesting requirements based on continued employment with the Company and the value of the Company’s Common Stock when the awards are earned and vest.

The Lowe’s long-term incentive plan will be submitted to shareholders for approval at the Annual Meeting. The plan will provide that although the Committee generally has the discretion to establish the type and terms of all stock awards, the plan will limit certain award terms. For example, the Committee may not extend the original term of a stock option. In addition, the plan will generally require the vesting period for stock awards to be at least three years, although a period as short as one year will be permitted if based on the satisfaction of performance objectives prescribed by the Committee, and stock options may not be re-priced without shareholder approval.

Retirement and Other Benefit Plans

The Company’s executive officers participate in a 401(k) plan, a group insurance plan, a broad-based discounted employee stock purchase plan and other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all employees. The Company also maintains a supplemental savings plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan allows executive officers and other senior management employees to make contributions, and receive Company matching contributions, that cannot be made to their accounts under the Lowe’s 401(k) Plan due to contribution limitations imposed by the Internal Revenue Code.

Perquisites

The Company provides limited perquisites to its executive officers. The perquisites support the responsibilities of each executive officer’s position, encourage sound financial planning and tax compliance and ensure the safety and wellness of the executives. During 2013, the Company-provided perquisites included:

•	reimbursement (not grossed up for taxes) of the cost of professional tax compliance and financial planning services up to an annual maximum of $12,000; and

•	reimbursement of the cost of a Company-required annual physical examination.

In addition, the independent members of the Board of Directors require the Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chief Executive Officer for the taxable income imputed to him for his required personal use of corporate aircraft.

Management Continuity Agreements

The Company’s executive officers are “at-will” employees of the Company. They do not have employment contracts or participate in a severance benefit program. However, the Committee believes that stability in the leadership team helps to ensure the success of a surviving entity following a change-in-control. In view of this, the Company has entered into a management continuity agreement with each named executive officer to protect the Company’s interests during a change-in-control transaction by eliminating any potential distraction that may be created by the lack of severance if the executive loses his or her employment after a change-in-control of the Company. The terms of the management continuity agreements are described in the narrative that accompanies the “Potential Payments Upon Termination or Change-in-Control” table on pages 40 and 41. The table shows the amounts that would have been payable to the named executive officers if a change-in-control and an employment loss had occurred on the last day of the 2013 fiscal year.

In 2012, the Committee adopted changes in future management continuity agreements, as described in the narrative on page 41, to align more closely with the pay practices of other peer companies.

Mix of Fixed and Performance-Based Compensation

The named executive officers are the most senior management employees of the Company and they each have the ability to impact the performance of the Company. To encourage the executives to drive Company performance, the largest share of their compensation is variable, performance-based compensation that is based on Company performance. Moreover, the long-term stock-based compensation opportunities, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives. The following charts show the performance-based elements of Lowe’s executive compensation for 2013.

2013 Compensation Actions

Base Salary Adjustments

In 2013, the Committee approved the following base salary increases for the named executive officers:

Name	2012 Base Salary ($)	2013 Base Salary ($)	% Increase(1)
Robert A. Niblock	$1,185,000	$1,220,000	3.0%
Robert F. Hull, Jr.	$691,000	$712,000	3.0%
Gregory M. Bridgeford	$750,000	$765,000	2.0%
Rick D. Damron	$750,000	$765,000	2.0%
Maureen K. Ausura	$497,000	$512,000	3.0%

(1)	The general Company-wide base salary adjustments averaged approximately 3.0% for all employees in 2013.

Annual Incentive Awards

The Committee has for several years used earnings before interest and taxes (or “EBIT”) and sales as the performance measures for compensation awarded under the annual incentive plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of overall Company operations and focuses the executive team on operational efficiency and expense management. The Committee believes the sales performance measure focuses the executives on effective merchandising, driving market share gains, selective domestic acquisitions, international expansion and the enhancement of the Company’s internet sales and marketing.

In recent years, the Committee has included the successful completion of strategic goals in the annual incentive plan to provide incentive compensation for successfully implementing key initiatives that support the Company’s strategy. In 2013, the Committee maintained the completion of important components of strategic goals as an additional performance goal under the annual incentive plan and continued to use EBIT and sales as performance measures for the annual incentive plan.

The following table shows the threshold, target and maximum performance levels for EBIT (weighted 70% for the Chief Executive Officer and 50% for all other executives) and sales (weighted 20% for the Chief Executive Officer and 15% for all other executives) established by the Committee for 2013 and actual 2012 and 2013 performance. The Committee based the 2013 target performance levels on the Company’s operating plan and the prior year performance. The Committee, with the assistance of Farient, considered the level of difficulty inherent in the goals with the desire to focus on stretch goals, and reviewed the targeted performance levels relative to the Company’s peers.

Performance Measure	Performance Levels			Actual Performance
	Threshold	Target	Maximum	2013	2012

EBIT	$3.559 billion	$3.896 billion	$4.272 billion	$4.149 billion	$3.559 billion

Sales	$50.521 billion	$52.094 billion	$53.130 billion	$53.417 billion	$50.521 billion

The following table describes the strategic goals (weighted 10% for the Chief Executive Officer and 35% for all other executives) for the 2013 annual incentive plan and the 2013 performance level for each goal. The performance level in each case was between the target and maximum performance levels established by the Committee for 2013.

Strategic Goal	Provides Incentive Compensation for:	Performance Measured by:	2013 Performance

People Productivity(1)	Ensuring decisions to increase human capital expenses consider the efficiency of the organization and the creation of shareholder value.	Ratio of people cost for each major functional group at the U.S. corporate office to total sales. People cost included all employee, temporary employee and contractor total compensation and other costs.	Each functional group achieved their goals at the targeted level or above.

Strategic Goal	Provides Incentive Compensation for:	Performance Measured by:	2013 Performance

Diversity	Maintaining a focus on hiring, developing and promoting a diverse workforce which provides alternative thinking and innovation.	Ratio of minority and females in positions at the director level and above to the total population of directors and above. Provided the ratio of representation is at least 25%, and with a targeted performance level of 30%, the Compensation Committee applies negative discretion to determine the final award level based upon a quantitative and qualitative review of the Company’s achievements.	The Company finished the year with representation of the measured population above the targeted performance level. The Committee established the award level at slightly above target.

(1)

Functional group is defined as each individual organizational hierarchy of corporate employees reporting to a direct report to the Chief Executive Officer. All executives with the exception of the Chief Executive Officer had People Productivity as an incentive measure.

Based on the performance measures established by the Committee and the Company’s actual 2013 performance, the named executive officers earned annual incentive awards for 2013 as follows:

Name	2013 Target Incentive Award ($)	2013 Annual Incentive Award for:			2013 Incentive Award ($)	2013 Incentive Award (% of Target)(2)
		EBIT ($)(1)	Sales ($)(1)	Strategic Initiatives ($)(1)
Mr. Niblock	$2,440,000	$2,282,632	$732,000	$284,626	$3,299,258	135%
Mr. Hull	$640,800	$535,972	$192,240	$396,940	$1,125,152	176%
Mr. Bridgeford	$765,000	$639,831	$229,500	$475,034	$1,344,365	176%
Mr. Damron	$765,000	$639,831	$229,500	$369,893	$1,239,224	162%
Ms. Ausura	$460,800	$385,418	$138,240	$291,840	$815,498	177%

(1)

Mr. Niblock’s annual incentive is weighted to align with financial drivers of shareholder value at 70% EBIT, 20% sales and 10% strategic initiatives. Other named executive officers have weightings of 50% EBIT, 15% sales and 35% strategic initiatives.

(2)	Mr. Niblock’s maximum incentive opportunity is 150% of his target opportunity. Maximum incentive opportunities for the other named executive officers are 200% of their target opportunity

Annual Stock Awards

In 2013, the Committee awarded the named executive officers an equal mix of stock options, time-vested restricted stock and performance share units. The Committee believes the mix of equity award types reflects an appropriate balance between providing incentive compensation for increases in the market value of Company stock (stock options), the achievement of Company-specific performance measures (performance share units or PSUs) and retention (time-vested restricted stock).

The stock options awarded in 2013 will vest and become exercisable in three equal annual installments beginning on March 1, 2014. The Committee believes the value of stock options is tied directly to shareholder’s interests because their value is solely derived from increases in the market value of Company stock, and stock options encourage executives to consider the impact of their decisions on the value of the enterprise over the long-term. The Company has not, and does not, backdate or re-price stock options.

The time-vested restricted stock awards will become 100% vested on the third anniversary of the grant date. Executives must maintain employment with the Company during the three-year period, or terminate from the Company due to death or disability, or retire in accordance with the criteria included in the restricted stock grant agreement, in order to become vested in the shares included in the award.

As discussed in the “2013 Overview” section on pages 21 and 22, in September 2013, the Committee awarded the named executive officers and all other participants in the long-term incentive plan an additional equity grant, comprised solely of restricted shares. The grants were made as the Company transitioned the annual award date for restricted stock and stock options from March to September each year. The awards had a value equal to fifty percent of the annual value participants would normally receive. The restricted stock vests on the third anniversary of the date of grant.

The 2013 PSU awards provide an opportunity for executives to earn Company stock if the performance measures are achieved over a pre-defined period of time referred to as the performance period. Performance thresholds are established that determine the portion, if any, of the PSUs that are earned, resulting in the conversion of the PSUs to shares of Company stock. Failure to achieve the minimum level of the pre-defined performance measures results in the cancellation of the PSUs. The Company does not pay or accrue dividends or dividend equivalents during the performance period.

Sixty-seven percent of the PSUs awarded in 2013 will be earned based on the Company’s return on non-cash average assets (“RONCAA”) during the 2013 through 2015 fiscal years. RONCAA will be computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each year in the performance period will be averaged to yield a RONCAA for the three-year performance period. The Committee established threshold, target and maximum RONCCA levels for the RONCAA PSUs. One hundred percent of the RONCAA PSUs will be earned if the Company achieves the target RONCAA, 50% will be earned if the Company achieves the threshold RONCAA and 150% will be earned if the Company achieves the maximum RONCAA level. The Committee believes that a strong RONCAA is aligned with creating long-term value for the Company’s shareholders.

The remaining thirty-three percent of the 2013 PSUs will be earned based on the improvement in the Company’s brand strength during the 2013 through 2015 fiscal years, compared to 2012. The Company’s brand strength will be measured by using an independent third-party’s proprietary brand strength index. The Company’s score for each year in the performance period will be averaged to yield a brand strength score for the three-year performance period. Specifically, 150% of the “brand strength” performance share units will be earned if the Company achieves at least a 10 point improvement in the Company’s index score, 100% will be earned for a five point improvement and 50% will be earned for a two and one-half point improvement. If the Company’s brand strength index score does not improve by at least two and one-half points, none of the brand strength PSUs will be earned.

Pay for Performance Alignment

Each year, Farient provides the Committee an assessment of the relationship between the Company’s executive pay and performance over time. To conduct this analysis, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted Compensation™ (PAC™)1 was:

[1]

PACTM is a trademark of Farient Advisors LLC developed to measure compensation outcomes after performance has occurred, rather than target compensation, which is measured before performance has occurred.

(i) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the retail and customer service company group described in the “Compensation Benchmarking and Peer Group” section on page 25) and (ii) sensitive to the Company’s total shareholder return (“TSR”) over time. Farient compared Lowe’s Chief Executive Officer’s PAC™ (covering actual salary, actual short-term incentives and performance-adjusted long-term incentive values) over rolling three-year periods to TSR for the same rolling three-year periods (for three-year rolling periods ending in 2004 to 2013), and tested the results against those same variables for the companies in the comparable company group.

The chart below shows Farient’s Performance Alignment Report™ for the Company. The Industry/Peer pay line represents the regression line for the PAC™ data points of the comparable company group, and the Company pay line represents the regression line for Lowe’s PAC™ data points. The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, the comparable company group and the performance delivered. Farient’s Performance Alignment ReportTM is designed to illustrate the Company’s long-term relationship between pay and performance over time. PACTM for any particular three-year period may not fall within the Alignment Zone, as not all pay elements and decisions are directly dependent on TSR performance in a given three-year period.

Each data point in the Pay for Performance Alignment chart reflects PAC™ (adjusted for size and inflation) for a three-year period (ending in the year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations in the calculation from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility. For Mr. Niblock, a prorated calculation is shown for 2005 (one-year) and 2006 data points (two-year) to reflect his tenure in the Chief Executive Officer position for these two periods.

Farient’s analysis of the Company’s pay for performance indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s Chief Executive Officer PAC™ is both reasonable and sensitive to Company performance over time.

Compensation and Risk

Each November, Farient provides the Committee with an audit and analysis of the risk associated with the Company’s executive compensation programs. Farient reports and the Committee considers the balance between pay components, relative pay positioning on salary, measures of performance, plan caps, plan time horizons and overlapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership requirements and clawbacks). The Committee believes the Company’s pay practices, stock ownership and holding requirements and incentive recoupment provisions all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee has adopted stock ownership and retention guidelines for all senior executives in the Company. The ownership target under the current policy is 10 times base salary for the Chairman, President and Chief Executive Officer, five times base salary for the Chief Operating Officer and Chief Customer Officer, four times base salary for executive vice president-level employees and two times base salary for all senior vice presidents.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares required to be held by each senior officer by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of Lowe’s stock for the preceding fiscal year. Shares are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), benefit restoration, deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-vested restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of the named executive officers were in compliance with this policy for fiscal 2013.

Oversight of Executive Stock Ownership; Recoupment of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Company stock as collateral for any purpose, including in a margin account;

•	Short sales of Company stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of Lowe’s stock; or

•	Entering standing purchase or sell orders for Company stock except for a brief period of time during open window trading periods.

Trading in Lowe’s stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s Chief Legal Officer and Chief Compliance Officer. In addition, all transactions by an executive involving Company stock must be pre-cleared by the Chief Legal Officer and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (i) the incentive compensation would have been lower had it been based on the restated financial results and (ii) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the amount of non-performance-based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1 million deduction limit. All of the Company’s equity and annual incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Internal Revenue Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Internal Revenue Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Tables

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the named executive officers. The table also shows the grant date fair value of the stock and option awards made to the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Robert A. Niblock	2013	$1,220,000	0	$9,801,340	$4,120,364	$3,299,258	$273,231	$18,714,193
Chairman of the Board, President and	2012	$1,185,000	0	$5,343,893	$3,740,675	$1,664,996	$201,878	$12,136,442
Chief Executive Officer	2011	$1,155,000	0	$5,599,700	$3,232,749	$1,494,732	$160,562	$11,642,743

Robert F. Hull, Jr.	2013	$712,000	0	$2,499,470	$1,033,241	$1,125,152	$81,420	$5,451,283
Chief Financial Officer	2012	$691,000	0	$1,322,200	$937,261	$484,854	$53,298	$3,488,613
	2011	$675,000	0	$1,394,200	$812,332	$525,177	$54,291	$3,461,000

Gregory M. Bridgeford*	2013	$765,000	0	$3,566,670	$1,474,259	$1,344,365	$104,274	$7,254,568
Chief Customer Officer	2012	$717,500	0	$2,002,267	$836,840	$539,432	$67,282	$4,163,321
	2011	$605,000	0	$1,269,300	$729,441	$470,714	$58,100	$3,132,555

Rick D. Damron	2013	$765,000	0	$3,566,670	$1,474,259	$1,239,224	$92,224	$7,137,377
Chief Operating Officer	2012	$687,000	0	$1,781,900	$669,472	$518,031	$54,719	$3,711,122

Maureen K. Ausura	2013	$512,000	0	$1,722,490	$743,430	$815,498	$72,340	$3,865,758
Chief Human Resources Officer	2012	$497,000	0	$991,650	$669,472	$348,730	$51,458	$2,558,310

*

Mr. Bridgeford will retire from his position as Chief Customer Officer effective April 30, 2014. Upon his retirement, Mr. Bridgeford will become vested in 107,000 shares of time-vested restricted stock and 111,333 stock options previously granted to him.

(1)

The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718). For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity reward on the grant date. Stock awards accounted for as liability awards are measured at fair value at each reporting date. The Company recognizes expense for a stock or option award over the vesting period of the award. Performance share units are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change.

The grant date fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility and a risk-free interest rate.

The grant date fair value of a time-vested restricted stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The grant date fair value of a performance share unit is equal to the closing market price of the Company’s Common Stock on the date of the award less the present value of dividends expected during the requisite service period.

The stock awards column for 2013 includes the grant date fair values of performance share units awarded to the named executive officers on March 1, 2013. Two-thirds of the performance share units included in the awards will be earned based on the Company’s return on non-cash average assets during the 2013 through 2015 fiscal year period and are accounted for as equity awards. The remaining one-third of the performance share units included in the awards will be earned based on the improvement in the Company’s brand strength over the same three-year period and are accounted for as liability awards. The terms of the performance share units are described in more detail on page 30. The 2013 stock awards column includes the following grant date fair values of the performance share units: Mr. Niblock $2,698,780, Mr. Hull $692,930, Mr. Bridgeford $984,690, Mr. Damron $984,690 and Ms. Ausura $474,110. The grant date fair values of the performance share units assuming the maximum number of shares would be earned at the end of the three-year performance period based on the $38.38 closing market price of the Company’s Common Stock on the grant date would have been: Mr. Niblock $4,048,170, Mr. Hull $1,039,395, Mr. Bridgeford $1,477,035, Mr. Damron $1,477,035 and Ms. Ausura $711,165.

Executives receive dividends on unvested shares of time-vested restricted stock awards during the vesting period. Dividends are not paid or accrued on unearned performance share units. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

See Note 10, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 31, 2014 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

(2)

During 2013, the Committee approved a change in the timing of the annual time-vested restricted stock awards and non-qualified stock options from March to September each year, to better align with the Company’s management talent review process. In recognition that the change would delay the 2014 equity grant to all participants, the Committee approved a special grant of time-vested restricted stock, with a value equal to one-half of the annual long-term incentive for all participants, including the executive officers. The restricted stock vests on the third anniversary of the grant date.

(3)	Amounts presented consist of the following for the 2013 fiscal year:

	Company Matching Contributions to:
			Reimbursement	Personal
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	of Tax Compliance Costs ($)	Use of Corporate Aircraft ($)	Cost of Company Required Physical Exam ($)	Total ($)
Mr. Niblock	$8,958	$183,054	$12,000	$62,068	$7,151	$273,231
Mr. Hull	$9,783	$68,262	$1,275	0	$2,100	$81,420
Mr. Bridgeford	$9,775	$79,848	$12,000	0	$2,651	$104,274
Mr. Damron	$9,701	$75,454	$3,195	0	$3,874	$92,224
Ms. Ausura	$10,115	$46,279	$12,000	0	$3,946	$72,340

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the named executive officers were eligible to earn in 2013, the stock options, time-vested restricted stock and performance share units awarded to the executives in 2013 and the grant date fair value of those awards.

									All Other Stock	All Other Option
	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Awards: Number of Shares of Stock or Units (#)(3)(4)	Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Niblock			$42,700	$2,440,000	$3,660,000
	03/01/13	02/21/13								327,000	$38.38	$4,120,364
	03/01/13	02/21/13							74,000			$2,840,120
	03/01/13	02/21/13				12,210	74,000	111,000				$2,698,780
	09/16/13	08/22/13							91,000			$4,262,440

Mr. Hull			$24,920	$640,800	$1,281,600
	03/01/13	02/21/13								82,000	$38.38	$1,033,241
	03/01/13	02/21/13							19,000			$729,220
	03/01/13	02/21/13				3,135	19,000	28,500				$692,930
	09/16/13	08/22/13							23,000			$1,077,320

Mr. Bridgeford			$26,775	$765,000	$1,530,000
	03/01/13	02/21/13								117,000	$38.38	$1,474,259
	03/01/13	02/21/13							27,000			$1,036,260
	03/01/13	02/21/13				4,455	27,000	40,500				$984,690
	09/16/13	08/22/13							33,000			$1,545,720

Mr. Damron			$26,775	$765,000	$1,530,000
	03/01/13	02/21/13								117,000	$38.38	$1,474,259
	03/01/13	02/21/13							27,000			$1,036,260
	03/01/13	02/21/13				4,455	27,000	40,500				$984,690
	09/16/13	08/22/13							33,000			$1,545,720

Ms. Ausura			$17,920	$460,800	$921,600
	03/01/13	02/21/13								59,000	$38.38	$743,430
	03/01/13	02/21/13							13,000			$498,940
	03/01/13	02/21/13				2,145	13,000	19,500				$474,110
	09/16/13	08/22/13							16,000			$749,440

(1)

The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the 2013 fiscal year ended January 31, 2014, the performance measures selected by the Committee were the Company’s earnings before interest and taxes (weighted 70% for the CEO and 50% for all other named executive officers), sales (weighted 20% for the CEO and 15% for all other named executive officers) and strategic initiatives (weighted 10% for the CEO and 35% for the other named executive officers). The performance levels for the performance measures, the Company’s actual performance and the amounts earned by the executives for the fiscal year are shown on pages 28 and 29. The amounts earned by the executives are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 34.

(2)

Two-thirds of the performance share units reported in this column are earned based on the Company’s return on non-cash average assets during the 2013 through 2015 fiscal year period. The remaining one-third of the performance share units will be earned based on the improvement in the Company’s brand strength over the same three-year period. No dividends will accrue or be paid on the performance share units during the three-year performance period. The terms of the performance share units are described in more detail on page 30.

(3)

The time-vested restricted stock awards reported in this column vest on the third anniversary of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock and Bridgeford, in the event of retirement. The awards granted to Ms. Ausura and Messrs. Hull and Damron will vest upon retirement, but will not be available to the executive until the original vesting date. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock and Bridgeford have satisfied the age and service requirement for retirement specified in their award agreements. Messrs. Hull and Damron will satisfy the age and service requirement for retirement upon attainment of age 55 and the completion of 20 years of service. Ms. Ausura will satisfy the age and service requirement upon the completion of 10.5 years of service. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(4)

During 2013, the Committee approved a change in the timing of the annual time-vested restricted stock awards and non-qualified stock options from March to September each year, to better align with the Company’s management talent review process. In recognition that the change would delay the 2014 equity grant to all participants, the Committee approved a special grant of time-vested restricted stock, with a value equal to one-half of the annual long-term incentive for all participants, including the executive officers. The restricted stock vests on the third anniversary of the grant date.

(5)

All options have a 10-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock and Bridgeford, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Ms. Ausura and Messrs. Hull and Damron will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 3 above.

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the named executive officers on January 31, 2014.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)(7)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Niblock	523,000			$23.98	03/01/2017	381,000	$17,636,490	220,205	$10,193,289
	260,000	130,000	(1)	$25.50	03/01/2018
	149,000	298,000	(2)	$28.38	03/01/2019
		327,000	(3)	$38.38	03/01/2023
Mr. Hull	134,000			$23.98	03/01/2017	96,000	$4,443,840	55,175	$2,554,051
	65,334	32,666	(1)	$25.50	03/01/2018
	37,334	74,666	(2)	$28.38	03/01/2019
		82,000	(3)	$38.38	03/01/2023
Mr. Bridgeford	128,000			$23.97	03/01/2015	134,000	$6,202,860	61,825	$2,861,879
	120,000			$23.98	03/01/2017
	58,667	29,333	(1)	$25.50	03/01/2018
	33,334	66,666	(2)	$28.38	03/01/2019
		117,000	(3)	$38.38	03/01/2023
Mr. Damron		21,666	(1)	$25.50	03/01/2018	123,000	$5,693,670	55,485	$2,568,401
		53,333	(2)	$28.38	03/01/2019
		117,000	(3)	$38.38	03/01/2023
Ms. Ausura	23,333			$23.98	03/01/2017	68,000	$3,147,720	39,675	$1,836,556
	23,333	23,333	(1)	$25.50	03/01/2018
	26,667	53,333	(2)	$28.38	03/01/2019
		59,000	(3)	$38.38	03/01/2023

(1)	These options vested on March 1, 2014.

(2)	These options become vested in two equal annual installments on March 1, 2014 and March 1, 2015.

(3)	These options become vested in three equal annual installments on March 1, 2014, March 1, 2015 and March 1, 2016.

(4)	Executives receive dividends on unvested shares of time-vested restricted stock awards. The unvested stock awards become vested as follows:

Name	March 1, 2014	March 1, 2015	May 1, 2015	March 1, 2016	Sept 16, 2016	Total
Mr. Niblock	119,000	97,000		74,000	91,000	381,000
Mr. Hull	30,000	24,000		19,000	23,000	96,000
Mr. Bridgeford	27,000	22,000	25,000	27,000	33,000	134,000
Mr. Damron	20,000	18,000	25,000	27,000	33,000	123,000
Ms. Ausura	21,000	18,000		13,000	16,000	68,000

(5)	Amount is based on the closing market price of the Company’s Common Stock on January 31, 2014 of $46.29.

(6)

The number of unearned performance share units in this column is based on the Company’s performance during the 2011, 2012 and 2013 fiscal years and equals (i) the threshold number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2011 through 2013 fiscal year period, (ii) the target number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2012 through 2014 fiscal year period, (iii) the target number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2013 through 2015 fiscal year period, (iv) the threshold number of performance share units that may be earned based on the improvement in the Company’s brand strength over the 2011 through 2013 and 2012 through 2014 fiscal year periods, and (v) the maximum number of performance share units that can be earned based on the improvement in the Company’s brand strength over the 2013 through 2015 fiscal year periods.

(7)

A portion of the unearned performance share units included in this column were forfeited on March 1, 2014 when the threshold average return on non-cash average assets and improvement in brand strength performance levels required for vesting of the 2011 through 2013 performance share units were not achieved during the three-year performance period. The threshold performance level for return on non-cash average assets was 12% and the target and maximum levels were 14% and 16%, respectively. The actual average performance over the three-year period was 11.4%. The threshold performance level for improvement in brand strength was a one point improvement and the target and maximum performance levels were three points and five points, respectively. The actual average improvement was less than one point. The performance share units forfeited were: Mr. Niblock 106,000, Mr. Hull 26,000, Mr. Bridgeford 24,000, Mr. Damron 18,000 and Ms.  Ausura 19,000.

Option Exercises and Stock Vested

This table presents information about stock options exercised by the named executive officers and the number and the value of the named executive officers’ stock awards that became vested during the 2013 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Niblock	0	$0	181,000	$6,946,780
Mr. Hull	88,000	$1,354,320	47,000	$1,803,860
Mr. Bridgeford	80,000	$1,159,840	42,000	$1,611,960
Mr. Damron	132,001	$2,306,472	9,000	$345,420
Ms. Ausura	28,000	$302,913	24,000	$921,120

Nonqualified Deferred Compensation

The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Mr. Niblock	BRP	$160,129	$115,901	$890,740	0	$5,485,678
	CDP	0	0	0	0	0
	DCP	0	0	$2,613,538	0	$14,521,462
Mr. Hull	BRP	$58,009	$41,090	$295,565	0	$1,857,547
	CDP	0	0	0	0	0
	DCP	0	0	$122,868	0	$682,688
Mr. Bridgeford	BRP	$64,627	$45,778	$251,955	0	$2,179,081
	CDP	0	0	0	0	0
	DCP	0	0	$2,105,148	0	$11,696,728
Mr. Damron	BRP	$62,541	$45,801	$82,740	0	$781,628
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Ms. Ausura	BRP	$37,422	$26,781	$107,088	0	$659,301
	CDP	0	0	$110,093	0	$749,310
	DCP	0	0	0	0	0

(1)

All of the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP are reported as compensation for the 2013 fiscal year in the Summary Compensation Table shown on page 34.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into management continuity agreements with each of the named executive officers and other senior officers of the Company. The agreements for the named executive officers provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he or she may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s previous long-term incentive plan, and a new plan which will be submitted to shareholders for approval this year, provide that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason, then all outstanding stock options will become fully exercisable and all restrictions on outstanding restricted stock awards will lapse. Outstanding performance shares will be earned based on the level of actual performance through the end of the fiscal quarter ending immediately prior to the change-in-control.

In 2012, the Committee determined that any future management continuity agreement would not provide any tax gross-up for excise taxes assessed against any excess parachute payments. In addition, any future management continuity agreement would not allow an executive officer to resign during the 30-day period following the first anniversary of a change-in-control of the Company and receive severance benefits under the agreement.

The following table shows the amounts that would have been payable to the named executive officers under the management continuity agreements and the long-term incentive plan if a change-in-control of the Company had occurred on January 31, 2014 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

Name	Severance ($)(1)	Welfare Benefits ($)(1)	Stock Options ($)(2)	Restricted Stock/ Performance Shares ($)(3)	Excise Tax Gross-up ($)	Total ($)
Mr. Niblock	$10,441,080	$44,256	$10,626,450	$25,552,080	0	$46,663,866
Mr. Hull	$3,988,361	$44,256	$2,665,014	$6,434,310	0	$13,131,941
Mr. Bridgeford	$4,529,850	$44,256	$2,729,291	$8,471,070	0	$15,774,467
Mr. Damron	$4,529,850	$44,256	$2,331,100	$7,776,720	$3,621,633	$18,303,559
Ms. Ausura	$2,868,307	$44,256	$1,906,977	$4,582,710	0	$9,402,250

(1)	Payable in cash in a lump sum.

(2)

Value (based on the closing market price of the Company’s Common Stock on January 31, 2014 of $46.29) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)

Value (based on the closing market price of the Company’s Common Stock on January 31, 2014 of $46.29) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Marshall O. Larsen, Chairman

Dawn E. Hudson

Robert L. Johnson

Richard K. Lochridge

Eric C. Wiseman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Eric C. Wiseman served on the Compensation Committee in fiscal 2013. None of the directors who served on the Compensation Committee in fiscal 2013 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2013 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2013, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or its Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of January 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,438,896	$29.42	36,297,145	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	10,438,896	$29.42	36,297,145	(3)

(1)

Column (a) contains information regarding stock options and restricted, performance and deferred stock units only; there are no warrants or stock appreciation rights outstanding. As of January 31, 2014, there were 1,493,320 performance stock units outstanding. Column (a) includes 2,239,846 performance stock units which is equal to the maximum number of performance stock units that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account restricted, performance or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

9,107,292 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units, performance stock units and restricted stock units to key employees and outside directors under the LTIP. Stock options granted under the LTIP have terms of seven or ten years, with one-third of each grant vesting each year for three years, and are assigned an exercise price equal to the closing market price of a share of Common Stock on the date of grant. No awards may be granted under the LTIP after 2016.

*

27,189,853 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification of Related-Party Transactions

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s Chief Legal Officer and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Ronnie E. Damron, the Company’s Senior Vice President of Multi-Channel Testing and Commercialization, is the brother of Rick D. Damron, the Company’s Chief Operating Officer. For fiscal 2013, Ronnie E. Damron received a base salary of $290,000 and an annual incentive award of $382,235. He also received a matching contribution of $17,271 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 12,000 shares at an exercise price of $38.38 per share, (ii) 6,000 shares of time-based restricted stock and (iii) 3,000 performance share units. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves the compensation paid to him. His brother, Rick D. Damron, does not have a material interest in the Company’s employment relationship with Ronnie E. Damron, nor does he share a home with him.

The Company paid approximately $69.8 million in the fiscal year ended January 31, 2014 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Chief Customer Officer, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Although the Company’s Chief Merchandising Officer reports to Mr. Bridgeford, neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. Lowe’s Code of Business Conduct and Ethics provides that an employee should not act on behalf of the Company in any transaction with another organization in which an immediate family member of the employee has a material financial interest or by which an immediate family member is employed in a management or sales and marketing position. Lowe’s believes the terms upon which the Company makes its purchases from ECMD, Inc. are comparable to the terms upon which ECMD, Inc. sells products to its other customers and better than Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the SEC rules. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has six members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Raul Alvarez, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•

discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•

received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Raul Alvarez, Chairman

David W. Bernauer

Leonard L. Berry

Angela F. Braly

Peter C. Browning

Richard W. Dreiling

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2013	2012
Audit Fees(1)	$3,243,833	$2,737,213
Audit-Related Fees(2)	$260,679	$257,142
Tax Fees	$103,000	0
All Other Fees	$41,390	0

(1)

Audit fees consist of fees billed by the independent registered public accounting firm for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees consist of fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO:

APPROVAL OF THE LOWE’S COMPANIES, INC. 2006 LONG TERM INCENTIVE PLAN,

AS AMENDED AND RESTATED EFFECTIVE MARCH 21, 2014

INTRODUCTION

Lowe’s currently maintains the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “LTIP”) under which the Company may award stock options, stock appreciation rights, restricted and deferred stock, restricted and deferred stock units and performance shares and performance share units to non-employee directors and employees who contribute significantly to the profits or growth of the Company. The Company’s shareholders approved the LTIP at the 2006 Annual Meeting of Shareholders and again in 2009 when the LTIP was amended to permit awards to non-employee directors and to eliminate limits applicable to specific types of awards under the LTIP. The 2009 amendments did not increase the aggregate number of shares available to be awarded under the LTIP.

In this Proposal Two, you are being asked to approve the amended and restated LTIP. The Board adopted the amended and restated LTIP and proposes that shareholders approve the LTIP for the following reasons:

Equity Awards Are Essential Elements of Lowe’s Compensation Program.    The Board firmly believes that stock options and other equity-based incentive awards play an important role in the Company’s ability to recruit and retain employees and directors with ability and initiative and compensate employees and directors who provide valuable services to the Company. Equity awards also link the interests of the Company’s shareholders with the interests of key employees who have the ability to enhance the value of the Company.

Satisfaction of Internal Revenue Code Section 162(m) Performance-Based Compensation Requirements.    Performance-based awards under the Company’s incentive compensation plans are intended to comply with the “performance-based compensation” requirements of Section 162(m) of the Internal Revenue Code. One of the “performance-based compensation” requirements is that the material terms of the performance goals under which compensation may be earned must be disclosed to and approved by shareholders every five years. It has been five years since the most recent shareholder approval of the performance goals under the LTIP. The following summary is intended to satisfy the Section 162(m) disclosure requirement, and shareholder approval of the LTIP is intended to permit the award of “performance-based compensation” that satisfies the approval requirements of Section 162(m) of the Internal Revenue Code through 2019.

Adequate Shares for Future Awards.    As of January 31, 2014, approximately 9.1 million shares of Common Stock remain available for future awards under the LTIP. The number of shares of Common Stock that will initially be available for awards under the LTIP from and after the March 21, 2014 effective date of the LTIP restatement date will be 40.0 million shares, which represents a net increase in the number of shares available for awards of approximately 30.9 million shares. The Board believes the shares available under the amended and restated LTIP will permit Lowe’s to continue to include equity awards as part of its executive compensation program through approximately the end of 2019.

LTIP SUMMARY

The principal features of the amended and restated LTIP are described below. This summary is qualified in its entirety by reference to the full text of the amended and restated LTIP which is attached as Appendix B to this Proxy Statement.

Administration

The Compensation Committee of the Board administers the LTIP with respect to awards to employees and the Executive Committee of the Board administers the LTIP with respect to awards to non-employee directors (the “Administrator”). The Administrator has the authority to select the individuals who will participate in the LTIP and to grant stock options and stock appreciation rights and to make awards of restricted and deferred stock, restricted and deferred stock units and performance shares and performance share units upon such terms (not inconsistent with the terms of the LTIP), as the Administrator considers appropriate. In addition, the Administrator has complete authority to interpret all provisions of the LTIP, to prescribe the form of agreements evidencing awards under the LTIP, to adopt, amend and rescind rules and regulations pertaining to the administration of the LTIP and to make all other determinations necessary or advisable for the administration of the LTIP.

The Administrator may delegate its authority to administer the LTIP to a special committee consisting of one or more directors who are also officers of the Company. The Administrator, however, may not delegate its authority with respect to grants and awards to individuals who are “covered employees” under Internal Revenue Code Section 162(m) or Section 16 of the Exchange Act.

The LTIP provides that no member of the Board, the Administrator or any employee of Lowe’s will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the LTIP. The Company will indemnify each such person for any liability or expense (including attorneys’ fees) resulting from any action, suit or proceeding to which such person may be a party by reason of any action taken or omitted to be taken under the LTIP.

Eligibility

Any employee of the Company or any subsidiary is eligible to participate in the LTIP if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary. Non-employee directors may also participate in the LTIP.

Awards

Options.    Options granted under the LTIP to employees may be incentive stock options (“ISOs”) or nonqualified stock options. Only nonqualified stock options may be granted to non-employee directors. A stock option entitles the participant to purchase shares of Common Stock from the Company at an option price fixed by the Administrator at the time the option is granted. The option price cannot be less than the closing market price of a share of Common Stock on the date of grant. The option price may be paid in cash or, with the Administrator’s consent, with shares of Common Stock, or a combination of cash and Common Stock. Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years.

No employee may be granted ISOs (under the LTIP or any other plan of the Company) that are first exercisable in a fiscal year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no participant may be granted options in any fiscal year for more than 2,000,000 shares of Common Stock; provided, however, that in connection with his or her initial employment as an employee of the Company or a subsidiary, a participant may be granted options with respect to up to an additional 1,000,000 shares of Common Stock, which will not count against the foregoing annual limit.

Stock Appreciation Rights or SARs.    SARs generally entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the closing market price of a share of Common Stock on the date of grant. The LTIP provides that the Administrator may prescribe that the participant will realize appreciation on a different basis. For example, the Administrator may limit the amount of appreciation that may be realized upon the exercise of a SAR. The LTIP also provides that a SAR may be settled, at the Administrator’s discretion, in cash, with Common Stock, or a combination of cash and Common Stock.

SARs may be granted in relation to option grants or independently of option grants. The difference between these two types of SARs is that to exercise a corresponding SAR, the participant must surrender unexercised that portion of the stock option to which the corresponding SAR relates and vice versa.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which a SAR may be exercised will be fixed by the Administrator at the time the SAR is granted but cannot exceed 10 years.

No participant may be granted SARs in any fiscal year for more than 1,500,000 shares of Common Stock. For purposes of this limitation (and the limitation on individual option grants), an option and a corresponding SAR are treated as a single award.

Stock Awards.    The LTIP also permits the grant of restricted and deferred stock and restricted and deferred stock units representing shares of Common Stock. A stock award will be forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. The objectives may be based on the performance criteria described below. A stock award granted to a participant who is an employee will generally be restricted for a period of at least three years; provided, however, that the period may be as short as one year in the case of a stock award that is subject to performance objectives. No participant may be granted stock awards that will become vested or transferable based on performance objectives in any fiscal year for more than 600,000 shares of Common Stock of Common Stock.

Performance Shares and Performance Share Units.    The LTIP also permits the award of performance shares and performance share units. A performance share or performance share unit is an award stated with reference to a number of shares or units of Common Stock that entitles the holder to receive a payment equal to the fair market value of the Common Stock if the performance objectives are achieved. The performance objectives may be stated with respect to the criteria described below. The performance measurement period shall be at least one year. To the extent that a performance share or performance share unit award is earned, it may be settled in cash, with Common Stock, or a combination of cash and Common Stock. No participant may receive an award of performance shares or performance share units in any fiscal year for more than 600,000 shares of Common Stock.

Performance Objectives

As noted above, a participant’s rights under a stock award or performance shares and performance share units may be subject to the satisfaction of performance objectives. Performance objectives applicable to any award to a “covered employee” as defined in Section 162(m) of the Internal Revenue Code will be based on specified levels of or change in one or more of the following criteria: (i) the Company’s net income or pre-tax earnings, (ii) the Company’s net income or pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a subsidiary or an operating unit of stated objectives with respect to profitability, return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) the fair market value of Common Stock, (v) revenues, (vi) total shareholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market share or penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, diversity, employee health, employee safety, productivity, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, (x) inventory, inventory turns or inventory shrinkage, (xi) receivables turnover, (xii) stocking and other labor hours, (xiii) markdowns or (xiv) any combination of the foregoing. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in the LTIP) render the performance objectives unsuitable, the Administrator may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable, except to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. No payments will be made with respect to stock or performance share or performance share unit awards subject to performance objectives unless, and then only to the extent that, the Administrator certifies that stated performance objectives have been achieved.

Acceleration of Awards

Except as otherwise provided in an agreement between the Company and a participant, upon termination of an employee participant’s employment by the Company without “cause,” or by an employee participant for “good reason,” each as defined in the LTIP, within a period of one year following the occurrence of a “change in control,” as defined in the LTIP, all outstanding options and SARs held by such participant shall become fully exercisable and all restrictions and performance conditions on outstanding stock awards and performance shares and performance share units held by the participant will lapse. Awards will also accelerate upon the death or disability of a participant and the Administrator may approve the acceleration of awards in its discretion.

Recoupment of Awards

The Administrator may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Administrator.

Transferability

Options, SARs, stock awards and performance shares and performance share units are nontransferable except by will or the laws of descent and distribution.

Common Stock Available for Awards

As of January 31, 2014, approximately 9.1 million shares of Common Stock remain available for future awards under the LTIP. The number of shares of Common Stock that will initially be available for awards under the LTIP from and after March 21, 2014 (the effective date of the amended and restated LTIP) will be 40.0 million shares, which represents a net increase in the number of shares available for awards of approximately 30.9 million shares.

The Compensation Committee may adopt reasonable counting procedures to ensure appropriate counting of the number of shares available under the LTIP or in any award granted under the LTIP if the number of shares actually delivered differs from the number of shares previously counted in connection with an award. Shares of Common Stock subject to an award (whether granted under the LTIP before or after March 21, 2014) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of shares to the participant will again be available for award. Shares withheld in payment of the exercise price or taxes relating to an award and shares surrendered in payment of any exercise price or taxes relating to an award will be considered delivered to the participant and will not be available for awards under the LTIP. In addition, if the amount payable upon exercise of a SAR is paid in shares of Common Stock, the total number of shares subject to the SAR will be considered delivered to the participant (regardless of the number of shares actually paid to the participant) and will not be available for awards under the LTIP.

The aggregate limitation on the number of shares of Common Stock that may be issued under the LTIP will be adjusted, as the Administrator determines is appropriate, in the event of a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares). The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Administrator to reflect such changes.

Amendment and Termination

No awards may be granted under the LTIP after March 20, 2024. The Compensation Committee may, at any time and from time to time, amend, modify or terminate the LTIP without shareholder approval; provided, however, that the Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the LTIP may “reprice” options or SARs outstanding under the LTIP without the further approval of the shareholders of the Company or adversely affect any award previously granted under the LTIP, without the written consent of the participant.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief general description of the consequences under the Internal Revenue Code and current federal income tax regulations of the receipt or exercise of awards under the LTIP.

Nonqualified Stock Options.    There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Internal Revenue Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options.    There will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant, except that upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the “required holding period”), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Internal Revenue Code Section 162(m) limitations).

SARs. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Internal Revenue Code Section 162(m) limitations).

Performance Shares and Performance Share Units.    A participant receiving performance shares and performance share units will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares or performance share units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Internal Revenue Code Section 162(m) limitations).

Stock Awards.    Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving an award of restricted or deferred stock or restricted or deferred stock units will not recognize income, and the Company will not be allowed a tax deduction, until such time as the shares or units first become transferable or are no longer subject to a substantial risk of forfeiture. At such time, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Internal Revenue Code Section 162(m) limitations).

FUTURE BENEFITS UNDER THE LTIP

The Compensation Committee has made no determination as to future grants or awards under the LTIP. However, the Compensation Committee intends to make future stock option and stock and performance share awards under the LTIP substantially consistent with past practice. The closing price of Lowe’s Common Stock on the New York Stock Exchange on March 28, 2014 was $48.92.

PREVIOUS LTIP AWARDS

The following table summarizes awards granted during the fiscal years 2011 through 2013 under the LTIP.

	Grantee	Type of Award
		Stock Options	Stock Awards	Target Performance Shares
2011	CEO	390,000	119,000	106,000
	Named Executive Officers (other than CEO)*	321,000	98,000	87,000
	Other Employees	1,599,630	2,892,890	461,830
	Non-Employee Directors	—	52,200	—
	Total	2,310,630	3,162,090	654,830
2012	CEO	447,000	97,000	97,000
	Named Executive Officers (other than CEO)*	372,000	132,000	82,000
	Other Employees	2,044,340	2,348,950	445,340
	Non-Employee Directors	—	54,000	—
	Total	2,863,340	2,631,950	624,340
2013	CEO	327,000	165,000	74,000
	Named Executive Officers (other than CEO)*	375,000	191,000	86,000
	Other Employees	1,410,600	2,731,826	325,630
	Non-Employee Directors	—	36,000	—
	Total	2,112,600	3,123,826	485,630

*

The individuals included in the table above for each year in the “Named Executive Officers (other than CEO)” category are the named executive officers (other than Mr. Niblock) listed in the Summary Compensation Table on page 34.

OVERHANG AND RUN RATE

In connection with its approval of the amended and restated LTIP, the Board reviewed the dilutive effect of the Company’s LTIP on shareholders (sometimes called “overhang”). As of January 31, 2014, assuming approval of the amended and restated LTIP, the total overhang would be approximately 5.26%.

For the purpose of calculating the overhang in the previous paragraph, Lowe’s uses “fully diluted overhang,” which equals Amount A divided by Amount B, where Amount A equals the sum of all (i) outstanding stock options, (ii) unvested stock award shares, (iii) unvested stock award and performance share units and (iv) deferred stock units plus shares available for future grants under the amended and restated LTIP, and Amount B equals the sum of the total shares of Common Stock outstanding plus Amount A less unvested stock award shares. As of January 31, 2014, (i) the number of outstanding options, unvested stock award shares, unvested stock award and performance share units and deferred stock units was 16.741 million; (ii) the number of shares available for future grants under the LTIP assuming approval of the amended and restated LTIP equals 40.0 million, (iii) the number of shares of Common Stock outstanding equals 1.030 billion and (iv) the number of unvested stock award shares was 7.048 million. The table on page 42 sets forth additional information regarding shares of Common Stock that may be issued under all of Lowe’s equity compensation plans.

The Board also reviewed the rate at which the Company grants equity awards under the LTIP relative to its shares of Common Stock outstanding (sometimes referred to as the “run rate”). Over the past three fiscal years, the annual share usage has averaged approximately 0.53% of common shares outstanding.

VOTE REQUIRED FOR APPROVAL; VOTE RECOMMENDATION

Approval of this Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal at the meeting in person or by proxy. The Board of Directors recommends a vote “FOR” the amended and restated LTIP. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, Lowe’s is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers, which is described in the “Executive Officer Compensation” section of this Proxy Statement (pages 20 through 41).

The fundamental objectives of the Company’s executive compensation program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration between all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

The “Executive Officer Compensation” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee’s independent compensation consultant of the relationship between the compensation of Lowe’s Chief Executive Officer and Company performance over time. The assessment shown on page 31 indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the Company’s Annual Meeting of Shareholders held in May 2013, the Company provided shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers (commonly known as a “say-on-pay” vote), and shareholders overwhelmingly approved the Company’s executive compensation with more than 95% of the votes cast in favor. At the 2011 Annual Meeting, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting more than 88% of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting, and again at the 2015 Annual Meeting of Shareholders, to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of the named executive officers through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion (pages 20 through 41), is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee values the opinions that shareholders express in their votes and will carefully consider the results of the vote when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FOUR:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2014. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Deloitte’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FIVE:

SHAREHOLDER PROPOSAL

REGARDING REPORT ON IMPACT OF SUSTAINABILITY POLICY

The National Center for Public Policy Research (the “Proponent”) has informed the Company that it intends to submit the following shareholder proposal at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to the Company’s Secretary. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Whereas:

The Securities and Exchange Commission has recognized the business risk for companies from climate change regulations and legislation.

Climate change regulations may be adopted voluntarily.

The Company is a member of the Retail Industry Leaders Association, a trade association urging member companies to adopt voluntary environmental mandates related to the issue of climate change.

The Company has adopted this philosophy, and has adopted a sustainability policy with the apparent goal of reducing human impact upon the climate and natural environment.

To wit, Lowe’s website states that “[o]perating our business more sustainably means considering the environmental impacts of operations in Lowe’s stores, offices and supply chain and considering the lifecycle impact of the products and services used and sold.”

The Proponent has reason to believe the Company has made strategic decisions and capital investments out of a primary concern for the environment, rather than the goal of maximizing financial returns.

Resolved:

The Proponent, as a shareholder of Lowe’s, requests the Board of Directors authorize the preparation of a report to be published by December 2014, updated annually, at a reasonable cost and excluding any proprietary information, disclosing:

1.	The specific scientific data and studies management relied upon to determine the need for policies and expenditures with environmental goals.

2.	An estimate of the costs and benefits to Lowe’s of its sustainability policy.

The report should be presented to all relevant oversight committees of the Board and posted on the Company’s website.

Supporting Statement:

The Proponent supports transparency and accountability regarding Company operations and use of staff time. As Lowe’s is a for-profit corporation, the Proponent encourages Company management to make decisions guided by common business metrics rooted in capitalist principles. The Company’s current disclosures are inadequate to allow shareholders to objectively evaluate the impact upon profit of the Company’s sustainability practices.

The Proponent is concerned that Lowe’s is adhering to sustainability mandates that may adversely affect (1) Lowe’s customers, (2) shareholders, (3) suppliers and (4) the economy.

The Proponent encourages Company management to make decisions guided by free market capitalist ideals. This includes seeking reasonable returns on investments. Decision-making solely based upon climate change concerns might harm the Company’s long-term interests and viability.

Lowe’s Board of Directors’ Statement OPPOSING this Proposal.

Lowe’s Board of Directors has carefully considered this proposal and, while it agrees with the Proponent that profitability should and has always been a key metric in the Company’s decision-making processes, the Board believes that adopting this proposal is unnecessary and would not be in the best interests of the Company or its shareholders. The combination of the Company’s public disclosures made at regular intervals throughout the year and the information regarding sustainability efforts included within the Company’s annual Social Responsibility Report (“SRR”) provide extensive disclosure regarding the Company’s rationale for its sustainability efforts as well as the many benefits produced by these efforts. Accordingly, the Board recommends a vote AGAINST this proposal.

The Company is continuously developing and participating in a variety of sustainability initiatives that not only allow it to gain what management believes is a strategic advantage over many of its competitors and meet the demands of an increasingly environmentally-conscious consumer base, but also help the Company reduce its operating expenses (or reduce their rate of growth) by maximizing energy efficiency at its stores and other facilities and controlling distribution and other costs. The Company regularly discloses information in its periodic reports filed with the SEC, as well as additional reports and information voluntarily disclosed and made publicly available on the Company’s website, related to both the “need for policies and expenditures with environmental goals” and the “costs and benefit to Lowe’s of its sustainability policy,” as requested in the proposal. One of these methods of disclosure is the Company’s annual SRR, dedicated to informing shareholders about the Company’s efforts to meet its goal and tagline to “Never Stop Improving” through environmental, community and workplace improvement efforts. The SRR, which is published on the Company’s website at www.Lowes.com/SocialResponsibility, contains an entire section dedicated to informing shareholders about these sustainability efforts undertaken by the Company and the financial benefits thereof. The following is a sample of some of the specific, relevant disclosures from the Company’s most recent SRR (emphasis added):

•	“By actively managing our energy use through efficient lighting solutions, we’re able to significantly reduce costs as well as the carbon footprint of our facilities.” 2012 SRR, p. 57.

•

“Lowe’s estimates the lighting costs at the 1.4 million-square-foot facility [lit nearly entirely by LED technology] will be approximately 60 percent less than costs at similarly sized distribution centers with less-efficient fluorescent systems. . . . The LED bulbs burn for eight to 10 years, so they also reduce maintenance costs in addition to providing increased lighting levels that create a safer and more comfortable environment for employees.” 2012 SRR, p. 57.

•

“To further reduce energy and labor costs and improve productivity, Lowe’s introduced the hydrogen fueling system to power our fleet of 157 lift trucks in [our recently opened regional distribution center in Rome, Georgia] after piloting the new fuel cell technology at regional distribution centers in California and Connecticut.” 2012 SRR, p. 57.

•

“We anticipate the new [hydrogen fuel cell] technology will provide a payback of 2 1/2 years. The fuel cells free up valuable space that would otherwise be dedicated to a room needed to store and charge batteries, which reduces the building’s electrical consumption.” 2012 SRR, p. 57.

•

“Lowe’s goal is to work smarter at all of our facilities. We’ll continue to invest in new strategies to operate more efficiently as we strive to reduce our footprint, increase savings and create a better place for our employees to work.” 2012 SRR, p. 57.

•

“It’s a win-win for Lowe’s and our communities when we’re able to generate savings and environmental benefits though improvements in our operations. Our recycling programs at our stores and distribution centers help us deliver on both of these goals, reducing waste and greenhouse gas emissions while bringing in additional revenue.” 2012 SRR, p. 58.

•	“Just recycling the wood spacers has been a huge cost savings.” 2012 SRR, p. 58.

•

“[O]ur distribution centers generate additional revenue by working with our cardboard recycling vendor to ship cardboard bales to overseas markets in containers provided by our suppliers.” 2012 SRR, p. 58.

•

“One of the better examples of the shared success we’ve had through recycling is the DC Return Program we launched in late 2011. Previously, after trucks delivered products from Lowe’s regional distribution centers (RDCs) to our stores, many of those trucks returned to our RDCs empty. Lowe’s transportation, store operations and supply chain teams worked together to identify those stores and begin using the return trips to ship cardboard and wood pallets back to their servicing RDCs for consolidation and recycling. . . . The program could save Lowe’s RDCs as much as $1.5 million in pallet costs each year. And by shipping store cardboard bales to our distribution centers and consolidating them there, we’re able to maximize recycling revenue by shipping the consolidated bales directly to a paper processor.” 2012 SRR, p. 58.

•

“Lowe’s has reduced total expenses for our waste and recycling programs by 80 percent over the past six years with the help of new initiatives such as the DC Return Program. We look forward to building on that progress.” 2012 SRR, p. 58.

Additional examples of the Company’s public disclosures regarding the many financial benefits achieved by considering the environmental and sustainability impact of its business activities include (emphasis added):

•

“Lowe’s recognizes how efficient operations can help protect the environment and our bottom line. We examine our operations to deliver efficiencies in energy and water use, fuel consumption, and waste and recycling. We annually track our carbon footprint and participate in the Carbon Disclosure Project, an independent nonprofit organization hosting the largest database of primary corporate climate change information in the world. To further reduce our footprint, we design energy-efficient features (energy-efficient lighting, white membrane cool roofs and HVAC units that meet or exceed ENERGY STAR® qualifications) into new stores and during retrofits of existing stores and participate in demand response programs where we voluntarily reduce our lighting and HVAC loads during peak electrical demand periods.” Lowe’s 10-K, filed April 2, 2013.

•

“We also strive to deliver products to our stores in an environmentally responsible manner. We achieve that through participation in the SmartWay® Transport Partnership, an innovative program launched by the EPA in 2004 that promotes environmentally cleaner, more fuel-efficient transportation options. Lowe’s received a 2012 SmartWay Excellence Award, our fourth consecutive SmartWay honor, for initiatives that resulted in reduced emissions, greater fuel efficiency and less overall highway congestion. Our efforts included increasing shipping by rail, increasing efficiency of truckload shipments and continuing to use a higher percentage of SmartWay carriers.” Lowe’s 10-K, filed April 2, 2013.

•

“Lowe’s launched a dedicated fleet of natural gas-powered trucks at our regional distribution center in Mount Vernon, Texas. Powered by liquefied natural gas, the trucks are expected to help Lowe’s reduce greenhouse gas emissions by nearly 20 percent and control fuel costs.” Product Transportation, Lowe’s Social Responsibility (responsibility.lowes.com).

Collectively, these disclosures give shareholders insight into the Company’s careful scrutiny of store and distribution center operations to identify opportunities for greater efficiencies. These increased efficiencies provide the underlying rationale for the Company’s sustainability efforts and deliver a variety of financial, operational and customer-engagement benefits. The Company’s current disclosures provide a wealth of information which satisfies what the Board believes are the essential objectives of the proposal: to ensure that the Company’s sustainability policies, practices and procedures are not undertaken without a careful examination of its operations, and to require disclosure of the effect of these sustainability efforts on the Company’s ultimate profitability. The Board believes that the public disclosures the Company has made and will continue to make on a routine basis regarding its sustainability policies, practices and initiatives, and the financial and other benefits thereof, are more than adequate to allow its shareholders to evaluate their impact upon the Company’s bottom line, making the adoption of the proposal unnecessary.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has engaged Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting for a fee of approximately $8,500 (plus handling fees).

Delivery of Proxy Materials

As permitted by the Exchange Act, only one copy of this Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report or Notice.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials to any shareholder residing at an address to which only a single copy was mailed. Requests for additional copies and/or requests for multiple copies of the Proxy Statement and Annual Report or Notice in the future should be directed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials may contact Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613, to request that only a single copy of the Proxy Statement and Annual Report or Notice be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card or voting instruction form. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help the Company conserve natural resources and reduce the costs of printing and distributing its proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders must be received by the Company on or before December 15, 2014. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Chief Legal Officer, Chief Compliance Officer and Secretary, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2015 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s 2015 Proxy Statement pursuant to Rule 14a-8 generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Amended and Restated Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than December 31, 2014 and no later than January 30, 2015. However, if the date of the 2015

Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after May 30, 2015, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014, accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Annual Report and the Form 10-K, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended January 31, 2014 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

By Order of the Board of Directors,

Gaither M. Keener, Jr.

Chief Legal Officer,

Chief Compliance Officer & Secretary

April 14, 2014

APPENDIX A

CATEGORICAL STANDARDS

FOR DETERMINATION

OF

DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business.    Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•

Relationships with organizations to which a director is connected solely as a shareholder or partner.    Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions to charitable organizations.    Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship.    If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership.    The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members.    No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities.    In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements.    The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

LOWE’S COMPANIES, INC.

2006 LONG TERM INCENTIVE PLAN

As Amended and Restated Effective March 21, 2014

ii

LOWE’S COMPANIES, INC.

2006 LONG TERM INCENTIVE PLAN

As Amended and Restated Effective March 21, 2014

ARTICLE I

INTRODUCTION AND PURPOSE

Lowe’s Companies, Inc. previously adopted the Lowe’s Companies, Inc. 2006 Incentive Plan under which the Company may make equity awards to non-employee directors and employees who contribute significantly to the profits or growth of the Company. Effective as of March 21, 2014, subject to shareholder approval, the Plan is amended and restated as set forth in this instrument to (i) authorize the issuance of additional shares of Common Stock under the Plan, (ii) extend the term of the Plan and (iii) make certain other design changes consistent with changes in applicable law and regulations and the economic and business environment since the Plan was last amended and restated in 2009.

ARTICLE II

DEFINITIONS

Section 2.1 Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Section 3.2.

Section 2.2 Agreement means an agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option or a SAR granted to such Participant. An Agreement may be in electronic form, may be limited to a notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant

Section 2.3 Board means the Board of Directors of the Company.

Section 2.4 Cause as a reason for a Participant’s termination of employment as an employee shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary; provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean (i) the Participant’s willful and continued failure to perform his or her duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by the Participant, after reasonable efforts, to meet performance expectations), after a written demand for performance is delivered to the Participant by his or her supervisor which specifically identifies the manner in which the Company or a Subsidiary believes that the Participant has not substantially performed his or her duties or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

Section 2.5 Change in Control means the occurrence of any one of the following events:

(i) individuals who constitute the Board as of March 21, 2014 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Restatement Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Subsidiary; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not a Subsidiary of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Section 2.6 Code means the Internal Revenue Code of 1986, and any amendments thereto.

Section 2.7 Committee means:

(i) the Compensation Committee of the Board, with respect to awards under the Plan to Participants who are not Outside Directors and the administration of such awards; and

(ii) the Executive Committee of the Board, with respect to awards under the Plan to Outside Directors and the administration of such awards.

Notwithstanding the foregoing, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section) shall include the

Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

Section 2.8 Common Stock means the common stock of the Company.

Section 2.9 Company means Lowe’s Companies, Inc., a North Carolina corporation.

Section 2.10 Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Section 2.11 Covered Employee means a Participant who is, or is determined by the Administrator to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

Section 2.12 Deferred Stock Account means that bookkeeping record established for each Participant who earns a Deferred Stock Benefit. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Deferred Stock Benefits attributable to forfeited Stock Awards and awards of Performance Shares in accordance with Article XV.

Section 2.13 Deferred Stock Benefit means the deferred benefit earned by a Participant in accordance with Section 15.1 that results in payments governed by Section 15.3.

Section 2.14 Disability of a Participant means a mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period of 365 consecutive days. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to a Participant who is an Outside Director and with respect to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

Section 2.15 Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

Section 2.16 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

Section 2.17 Good Reason for a Participant’s termination of employment as an employee following a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary; provided, however, that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Company or a Subsidiary without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties, or responsibilities as in effect on the date immediately prior to the Change in Control, (ii) a reduction by the Company or a Subsidiary in the Participant’s base salary as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

Section 2.18 Initial Value means, with respect to a SAR, the value the Administrator assigns to the SAR on the date SAR is granted.

Section 2.19 Incentive Stock Option means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. An Outside Director may not be granted an Incentive Stock Option under the Plan.

Section 2.20 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

Section 2.21 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.22 Outside Director means a member of the Board who is not an employee of the Company or a Subsidiary.

Section 2.23 Participant means (i) an employee of the Company or a Subsidiary who satisfies the requirements of Article IV and who is selected by the Administrator to receive a Stock Award, an award of Performance Shares, an Option or a SAR or a combination thereof, or who has a Deferred Stock Benefit or (ii) an Outside Director who receives an award under the Plan.

Section 2.24 Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

Section 2.25 Plan means the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as set forth herein and as amended from time to time.

Section 2.26 Restatement Effective Date means March 21, 2014, subject to approval of the Plan by the Company’s shareholders at the 2014 annual meeting of the Company’s shareholders or any adjournment thereof.

Section 2.27 Retirement of a Participant who is not an Outside Director means such Participant’s voluntary termination of employment on or after the later of (i) 90 days after the Participant has provided written notice to the Company’s Secretary of his or her decision to retire, or (ii) the Participant’s attainment of age 60. The term “Retirement” does not include a termination of the Participant’s employment by the Company or a Subsidiary for Cause. Retirement of an Outside Director means the Outside Director’s voluntary termination of service as a member of the Board on or after the latest of (i) 90 days after the Outside Director has provided written notice to the Company’s Secretary of the decision to retire, (ii) the Outside Director’s attainment of age 60, and (iii) with respect to a particular award under the Plan, the date that is six months after the award date on which such award was granted. Notwithstanding the foregoing, the Administrator shall have the discretionary power and authority to adopt an alternative definition of Retirement for purposes of any award made under the Plan so long as such alternative definition is set forth in the Agreement for such award.

Section 2.28 SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

Section 2.29 Stock Award means Common Stock or units representing Common Stock awarded to a Participant under Article VIII.

Section 2.30 Subsidiary means a corporation, company or other entity which is designated by the Administrator and in which the Company has a direct or indirect ownership or other equity interest, provided, however, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

Section 3.1 Committee Authority. The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to grant Stock Awards, Performance Shares, Options and SARs upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an award of Performance Shares. Notwithstanding any such conditions, pursuant to Article X, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an award of Performance Shares may be settled. The Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements and documents used in connection with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator or the Committee shall not be construed as limiting any power or authority of the Administrator or the Committee. Any decision made, or action taken, by the Administrator or the Committee in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR, Stock Award or award of Performance Shares. All expenses of administering the Plan shall be borne by the Company.

Section 3.2 Delegation of Authority. The Committee, in its discretion, may delegate to a special committee consisting of one or more directors who are also officers of the Company or the Executive Committee of the Board, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Section 3.3 Indemnification. No member of the Board, the Committee, the Administrator or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such

Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE IV

ELIGIBILITY

Any Outside Director and any employee of the Company or a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of the Plan) who the Administrator, in its sole discretion, determines has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary shall be eligible to participate in the Plan.

ARTICLE V

STOCK SUBJECT TO PLAN

Section 5.1 Sources of Shares Issued. Share of Common Stock issued under the Plan may be original issue shares or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or his or her designee), unless otherwise determined by the Administrator.

Section 5.2 Aggregate Limit. Subject to adjustment as provided in Article XI, the total number of shares of Common Stock that shall be available for issuance under the Plan pursuant to Awards made on and after the Restatement Effective Date is 40.0 million.

Section 5.3 Awards Made and Plan Terms in Effect Prior to the Restatement Effective Date. Any awards made under the Plan before the Restatement Effective Date shall remain in full force and effect. Subject to and in accordance with the provisions of Section 5.4, the aggregate limit in Section 5.2 on the number of shares of Common Stock available for issuance shall be increased by the number of shares of Common Stock reserved for awards made before the Restatement Effective Date that are never issued due to such an award’s settlement in cash rather than in shares, or its forfeiture, cancellation, or expiration without the delivery of Common Stock to the Participant.

Section 5.4 Share Counting. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in the number of shares of Common Stock available under Section 5.2 if the number of shares of Common Stock actually delivered to a Participant differs from the number of shares of Common Stock previously counted in connection with an award to the Participant, subject, however, to the following:

(i) Common Stock subject to an award (whether granted under the Plan before or after the Restatement Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for award under the Plan.

(ii) Common Stock that is withheld in payment of the exercise price of an Option or in payment of withholding taxes relating to an award shall be deemed to constitute Common Stock delivered to the Participant and shall not be available for awards under the Plan.

(iii) Upon the exercise of an Option or if a SAR is settled with Common Stock, the total number of shares of Common Stock subject to the Option or SAR (as the case may be) shall be deemed delivered to the Participant (regardless of the number of shares of Common Stock actually paid to the Participant) and shall not be available for awards under the Plan.

(iv) Shares of Common Stock issued in settlement of a Deferred Stock Benefit, and the shares of Common Stock subject to the Option, Stock Award or Performance Share award (or portion thereof) with respect to which such Deferred Stock Benefit was earned or elected, shall be counted toward the limitation in Section 5.2 only once (even in the case of shares subject to a Stock Award that are cancelled in connection with the Deferred Stock Benefit); provided, however, that shares of Common Stock issued in settlement of a Deferred Stock Benefit that constitute earnings on deferred or forfeited shares of Common Stock shall be counted separately toward such limitation.

ARTICLE VI

OPTIONS

Section 6.1 Award. The Administrator will designate each Participant to whom an Option is to be granted and will specify the terms of the Option, including the vesting schedule, whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any fiscal year covering more than 2,000,000 shares of Common Stock; provided further, however, that in connection with his or her initial employment as an employee with the Company or a Subsidiary, a Participant may be granted Options with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing annual limit.

Section 6.2 Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

Section 6.3 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

Section 6.4 Ten Percent Shareholders. Notwithstanding Sections 6.2 and 6.3, no Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Common Stock at the date of grant and the Option expires no later than five years after the date of grant.

Section 6.5 Limit for Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

Section 6.6 Exercise. Subject to the other provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

Section 6.7 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator (including “cashless exercise” arrangements). If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company (by attestation of ownership or actual delivery of one or more certificates). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair

Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

Section 6.8 Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

Section 7.1 Award. The Administrator will designate each Participant to whom SARs are to be granted and will specify the number of shares covered by such awards; provided, however, that no Participant may be granted SARs in any fiscal year covering more than 1,500,000 shares; provided further, however, that in connection with his or her initial employment as an employee with the Company or a Subsidiary, a Participant may be granted SARs with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing annual limit. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive plans of the Company and its affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

Section 7.2 Initial Value. The Initial Value of an SAR shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted.

Section 7.3 Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR shall have a term of more than ten years from the date such related Option was granted (or, if Section 6.4 applies, five years from such date of grant).

Section 7.4 Exercise. Subject to the other provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

Section 7.5 Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

ARTICLE VIII

STOCK AWARDS

Section 8.1 Award. The Administrator will designate each Participant to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive Stock Awards that will become vested or transferable based on performance objectives described in Section 8.3 in any fiscal year for more than 600,000 shares or units representing shares of Common Stock. Stock Awards may be shares of Common Stock or units representing shares of Common Stock.

Section 8.2 Vesting. A Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction of a Stock Award granted to a Participant who is not an Outside Director shall be at least three years; provided, however, that the minimum period of restriction for such Participant shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

Section 8.3 Performance Objectives. In accordance with Section 8.2, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on performance objectives. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department, region or function within the Company or a Subsidiary. Performance objectives may be made relative to the performance of other corporations. Performance objectives applicable to any award to a Covered Employee shall be based on specified levels of or change in one or more of the following criteria: (i) the Company’s net income or pre-tax earnings, (ii) the Company’s net income or pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to profitability, return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) the Fair Market Value of Common Stock, (v) revenues, (vi) total shareholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market share or penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, diversity, employee health, employee safety, productivity, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, (x) inventory, inventory turns or inventory shrinkage, (xi) receivables turnover, (xii) stocking and other labor hours, (xiii) markdowns or (xiv) any combination of the foregoing. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Article XI) render the performance objectives unsuitable, the Administrator may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. No payments will be made with respect to Stock Awards subject to performance objectives unless, and then only to the extent that, the Administrator certifies that stated performance objectives have been achieved.

Section 8.4 Shareholder Rights. Prior to their forfeiture in accordance with the terms of the applicable Agreement, a Participant will have all rights of a shareholder with respect to a Stock Award consisting of shares of Common Stock, including the right to receive dividends and vote the shares, unless such rights are limited by the terms of the applicable Agreement,; provided, however, that during such period (i) except as provided in Section 10.1, a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to or represented by a Stock Award, (ii) the Company shall retain custody of the shares of Common Stock granted pursuant to or represented by a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under or represented by the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

Section 9.1 Award. The Administrator will designate each Participant to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any fiscal year for more than 600,000 shares of Common Stock.

Section 9.2 Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department, region or function within the Company or a Subsidiary. Performance objectives may be made relative to the performance of other corporations. Performance objectives applicable to any award of Performance Shares to a Covered Employee shall be based on specified levels of or change in one or more of the following criteria: (i) the Company’s net income or pre-tax earnings, (ii) the Company’s net income or pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to profitability, return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) the Fair Market Value of Common Stock, (v) revenues, (vi) total shareholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market share or penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, diversity, employee health, employee safety, productivity, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, (x) inventory, inventory turns or inventory shrinkage, (xi) receivables turnover, (xii) stocking and other labor hours, (xiii) markdowns or (xiv) any combination of the foregoing. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Article XI) render the performance objectives unsuitable, the Administrator may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that stated performance objectives have been achieved.

Section 9.3 Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. The Administrator may, at or after the date of award of Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

ARTICLE X

PROVISIONS APPLICABLE TO AWARDS GENERALLY

Section 10.1 Recoupment of Awards. The Administrator may require in any Agreement that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares of Common Stock issued pursuant to an award made under the Plan to the extent required by any recoupment or clawback policy adopted by the Administrator in its discretion or to comply with the requirements of any applicable laws.

Section 10.2 Limits on Transfer. No right or interest of a Participant in any unexercised or restricted award issued under the Plan may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No unexercised or restricted award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

Section 10.3 Share Certificates. All certificates for Common Stock or other securities of the Company delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Stock or other securities are then listed or reported and any applicable federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

Section 10.4 Acceleration upon Death or Disability. Except as otherwise provided in the Agreement, upon the Participant’s death or Disability during his or her employment or service, all outstanding Options and SARs shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and Performance Shares shall lapse. Any Option or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Agreement. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.5 Acceleration upon a Change in Control. Except as otherwise provided in the Agreement, upon termination of an employee Participant’s employment by the Company without Cause, or by an employee Participant for Good Reason, within a period of one year following the occurrence of a Change in Control, all outstanding Options and SARs held by such Participant shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and awards of Performance Shares held by such Participant shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.6 Acceleration for any other Reason. The Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options or SARs shall become fully or partially exercisable, or that all or a part of the restrictions and performance conditions on all or a portion of any outstanding Stock Awards and Performance Shares shall lapse, in either case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among awards granted to a Participant in exercising its discretion pursuant to this Section 10.6. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.7 Effect of Acceleration. If an award is accelerated under the Plan in connection with a particular business transaction, the Committee may, in its sole discretion, provide (i) that the award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the award will be settled in cash rather than Common Stock, (iii) that the award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

Section 10.8 Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company or a Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

Section 10.9 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Common Stock, other awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 5.2, 6.1, 6.5, 7.1, 8.1 and 9.1 shall be adjusted proportionately, and the Committee shall adjust Options, SARs, Performance Shares, Stock Awards and Deferred Stock Benefits to preserve the benefits or potential benefits of such awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the authorization limits under Sections 5.2, 6.1, 6.5, 7.1, 8.1 and 9.1 shall be increased proportionately, and the shares of Common Stock then subject to each Option, SAR, Performance Share, Stock Award and Deferred Stock Benefit shall be increased proportionately without any change in the aggregate purchase price therefor.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be granted or distributed under the Plan; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares or SARs or undistributed Deferred Stock Benefits.

The Committee may make Stock Awards and may grant Options, SARs, and Performance Shares in substitution for similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Effect on Employment and Service. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

Section 13.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Section 13.3 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Section 13.4 No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

Section 13.5 No Shareholder Rights. Subject to Section 8.4, no award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such award.

Section 13.6 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Administrator establishes.

Section 13.7 Foreign Employees. In order to facilitate the making of any award under the Plan, the Administrator may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 13.8 Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

Section 13.9 Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Administrator determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

Section 13.10 Governing Law. To the extent not governed by federal law, the Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

ARTICLE XIV

AMENDMENT, MODIFICATION, AND TERMINATION

Section 14.1 Amendment, Modification, and Termination. The Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Section 14.2 Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding award without approval of the Participant; provided, however:

(i) subject to the terms of the applicable Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;

(ii) the original term of an Option or SAR may not be extended; and

(iii) without the further approval of the shareholders of the Company, no amendment or modification of an Option or SAR shall reduce the Option exercise price or the Initial Value of the SAR, no Option or SAR shall be cancelled in exchange for cash, other awards or Options or SARs having a lower Option exercise price or SAR Initial Value. (This Section 14.2(iii) is intended to prohibit the repricing of “underwater” Options and SARs, except as otherwise expressly permitted by the anti-dilution provision in Article XI.)

Section 14.3 Code Section 409A Amendments. Notwithstanding any other provision of this Article XIV, the Administrator may amend or modify the Plan or any outstanding Option, SAR, Stock Award, Performance Share award or Deferred Stock Benefit without the approval of any Participant or beneficiary to the extent necessary to cause the Plan or such award to comply with the requirements of Sections 409A of the Code and any rules or regulations issued thereunder by the United States Department of the Treasury.

ARTICLE XV

PRE-2008 MANDATORY DEFERRAL OF STOCK AWARDS

Section 15.1 Deferred Stock Benefits. A Deferred Stock Benefit was earned by a Participant who was an employee of the Company or a Subsidiary and whose applicable employee remuneration, as defined in Code Section 162(m)(4), exceeded the limit in Code Section 162(m)(1) prior to January 1, 2009. Such Deferred Stock Benefit consists of a credit equal to the portion of a Stock Award or an award of Performance Shares that, pursuant to procedures established by the Administrator, was forfeited because its vesting or transferability, or its settlement, prior to January 1, 2009 would have caused the limit in Code Section 162(m)(1) to be exceeded. Deferred Stock Benefits were credited to a Deferred Stock Account and are credited with earnings as described in Section 15.2. Deferred Stock Benefits may not be assigned by a Participant.

Section 15.2 Dividends. A Deferred Stock Account shall be credited with any dividends that would have been paid on the whole shares of Common Stock credited to the Deferred Stock Account. A Deferred Stock Account shall be credited with the number of whole and fractional shares of Common Stock that a Participant could have purchased with such dividends based on the Fair Market Value on the day before such dividends are credited to the account. The Deferred Stock Account shall be credited as of the day that dividends are paid on the Common Stock.

Section 15.3 Distributions. Deferred Stock Benefits will be paid to a Participant who is an employee of the Company or a Subsidiary in a single sum no later than the last day of the Company’s fiscal year in which the distribution would not result in the Participant’s applicable employee remuneration, as defined in Code Section 162(m)(4), to exceed the limit in Code Section 162(m)(1). A Deferred Stock Benefit shall be distributed in shares of Common Stock, and cash in lieu of fractional shares, equal to the number of whole and fractional shares of Common Stock credited to the Participant’s Deferred Stock Account on the last day of the month preceding the month of distribution.

Section 15.4 Beneficiaries. A Participant may designate one or more beneficiaries, on a form acceptable to the Administrator or its designee, to receive the Participant’s Deferred Stock Benefits in the event of the Participant’s death. If there is no valid designation by the Participant, or if the designated beneficiary fails to survive the Participant or otherwise fails to take the benefit, the Participant’s beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant at the time of the Participant’s death), the Participant’s children in equal shares, and the Participant’s estate.

Section 15.5 Termination of Mandatory Deferrals. Notwithstanding any contrary provision of the Plan, no Participant shall earn a Deferred Stock Benefit under the Plan with respect to any Stock Award or award of Performance Shares outstanding or awarded on and after January 1, 2009.

ARTICLE XVI

DURATION OF PLAN

No Stock Award, Performance Share award, Option or SAR may be granted under the Plan after March 20, 2024. Stock Awards, Performance Shares awards, Options and SARs granted before that date shall remain valid in accordance with their terms. The Plan shall remain in effect with respect to Deferred Stock Benefits until all Deferred Stock Accounts have been distributed in full, unless sooner terminated by the Board in accordance with Article XIV.

Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m., Eastern Time	Meeting begins: 10:00 a.m., Eastern Time

Only shareholders of record as of the close of business on March 28, 2014, the record date for the Annual Meeting, their properly designated proxies and guests of the Company may attend the Annual Meeting on May 30, 2014.

All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

If you are a shareholder of record or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your being admitted to the Annual Meeting.

If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a bank, broker or similar organization, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent account statement prior to March 28, 2014.

Persons acting as proxies must bring a valid proxy from a shareholder of record as of the close of business on March 28, 2014.

Failure to present identification or otherwise comply with the above procedures will result in exclusion from the Annual Meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to Exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, North Carolina and continue on I-485 to Exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

LOWE’S COMPANIES, INC. 1000 LOWE’S BOULEVARD MAIL CODE: NB4TIR MOORESVILLE, NC 28117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 29, 2014. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 29, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-5 BELOW AND SIGN AND DATE IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M73435-P47653	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOWE’S COMPANIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Lowe’s Board of Directors recommends you vote FOR ALL of the following nominees:
1.	Election of Directors Nominees:		☐	☐	☐
	01) Raul Alvarez 02) David W. Bernauer 03) Leonard L. Berry 04) Angela F. Braly 05) Richard W. Dreiling 06) Dawn E. Hudson	07) Robert L. Johnson 08) Marshall O. Larsen 09) Richard K. Lochridge 10) Robert A. Niblock 11) Eric C. Wiseman

Lowe’s Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Approval of the Company’s amended and restated 2006 Long Term Incentive Plan.						☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.						☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014.						☐	☐	☐

Lowe’s Board of Directors recommends you vote AGAINST the following proposal:

5.	Shareholder proposal regarding report on impact of sustainability policy.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Authorized Signature(s) - You must sign and date below for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M73436-P47653

2014 Annual Meeting of Shareholder

THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS.

The undersigned hereby appoint(s) Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lowe’s Companies, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held on May 30, 2014 or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2014 Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted “FOR ALL” nominees named in proposal 1, “FOR” Proposals 2, 3 and 4 and “AGAINST” Proposal 5, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) account pursuant to the instructions on reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE.

(Items to be voted appear on reverse side.)